UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Westwood Holdings Group, Inc.

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Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Westwood Holdings Group, Inc., which will be held on Thursday, April 19, 2012, at 10:00 a.m., Central time, at The Crescent Club, 200 Crescent Court, Suite 1700, Dallas, Texas 75201. The official Notice of Annual Meeting together with a proxy statement and proxy card are enclosed. Please give this information your careful attention.

Westwood invites all stockholders to attend the meeting in person. Whether or not you expect to attend the annual meeting, we urge you to complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope to assure your representation at the meeting. You can revoke your proxy at any time before it is voted by delivering written notice to Brian O. Casey at Westwood’s principal executive office, by signing and mailing to us a proxy card bearing a later date, or by attending the meeting and voting in person.

Sincerely,

March 14, 2012	Brian O. Casey
Chief Executive Officer, President
and Secretary

WESTWOOD MANAGEMENT • WESTWOOD TRUST
200 CRESCENT COURT, SUITE 1200 • DALLAS, TEXAS 75201 • T.214.756.6900 • F.214.756.6979 • www.westwoodgroup.com

WESTWOOD HOLDINGS GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 19, 2012

To the Stockholders of Westwood Holdings Group, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Westwood Holdings Group, Inc. (“Westwood,” the “Company,” “we,” “us” or “our”) will be held at The Crescent Club at 200 Crescent Court, Suite 1700, Dallas, Texas 75201 on Thursday, April 19, 2012, at 10:00 a.m., Central time, to consider and vote on the following proposals:

Proposal 1.	The election of eight directors to hold office until the next annual meeting of Westwood’s stockholders and until their respective successors shall have been duly elected and qualified.

Proposal 2.	The ratification of the appointment of Grant Thornton LLP as Westwood’s independent auditors for the year ending December 31, 2012.

In addition, we will consider the transaction of such other business as may properly come before the meeting or at any adjournments or postponements.

The foregoing items of business are more fully described in the attached proxy statement.

Only stockholders of record at the close of business on March 2, 2012 are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof. A holder of shares of our common stock as of the record date is entitled to one vote in person or by proxy for each share of common stock owned by such holder on all matters properly brought before the annual meeting or at any adjournments or postponements.

All of our stockholders are invited to attend the annual meeting. Whether or not you expect to attend the annual meeting, we urge you to complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope to assure your representation at the meeting. You can revoke your proxy at any time before it is voted by delivering written notice to Brian O. Casey at our principal executive office, which is located at 200 Crescent Court, Suite 1200, Dallas, Texas 75201, by signing and mailing to us a proxy bearing a later date, or by attending the annual meeting and voting in person.

If you are the beneficial owner of shares of our common stock held in street name, you will receive voting instructions from your broker, bank or other nominee (who must be the stockholder of record). The voting instructions will provide details regarding how to vote these shares. Additionally, you may vote these shares in person at the annual meeting if you have requested and received a legal proxy from your broker, bank or other nominee giving you the right to vote the shares at the annual meeting, and you complete the legal proxy and present it to us at the annual meeting. Pursuant to the New York Stock Exchange rules, if you hold your shares in street name, nominees will not have discretion to vote these shares on the election of directors. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, bank or other nominee, these shares will not be counted in determining the outcome on Proposal 1 set forth in this proxy statement at the annual meeting. We encourage you to provide voting instructions to your broker, bank or other nominee if you hold your shares in street name so that your voice is heard on these proposals.

This proxy statement and proxy card are being mailed to our stockholders on or about March 20, 2012.

i

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 19, 2012

The proxy materials for the Company’s Annual Meeting of Stockholders, including the 2011 Annual Report, the Proxy Statement and any other additional soliciting materials, are available over the Internet by accessing the Company’s website at http://ir.westwoodgroup.com/annuals.cfm. Other information on the Company’s website does not constitute part of the Company’s proxy materials.

By Order of the Board of Directors Westwood Holdings Group, Inc.

Brian O. Casey
Chief Executive Officer, President and Secretary

ii

WESTWOOD HOLDINGS GROUP, INC.

PROXY STATEMENT FOR

2012 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 19, 2012

GENERAL QUESTIONS AND ANSWERS

The following questions and answers are intended to provide brief answers to frequently asked questions concerning the proposals described in this proxy statement and the proxy solicitation process. These questions and answers do not, and are not intended to, address all the questions that may be important to you. You should carefully read the remainder of this proxy statement. This proxy statement and the accompanying proxy card are being mailed to the stockholders of Westwood Holdings Group, Inc. (“Westwood,” the “Company,” “we,” “us” or “our”) on or about March 20, 2012.

The Annual Meeting

Q:	When and where is the annual meeting?

A:	The annual meeting will be held on Thursday, April 19, 2012, at 10:00 a.m., Central time, at The Crescent Club at 200 Crescent Court, Suite 1700, Dallas, Texas 75201.

Q:	What am I being asked to vote on?

A:	Our stockholders are being asked to vote on the following proposals at the annual meeting:

•	To elect eight directors to hold office until the next annual meeting of Westwood’s stockholders and until their respective successors shall have been duly elected and qualified.

•	To ratify the appointment of Grant Thornton LLP as Westwood’s independent auditors for the year ending December 31, 2012.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that you vote your shares (i) “FOR” each of the eight director nominees for election to the Board of Directors and (ii) “FOR” the ratification of the appointment of Grant Thornton LLP as Westwood’s independent auditors for the year ending December 31, 2012.

If you submit your properly executed proxy without voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors.

Q:	Who is entitled to vote at the annual meeting?

A:	Stockholders of record at the close of business on March 2, 2012 (the “record date”) are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof. A holder of shares of our common stock as of the record date is entitled to one vote in person or by proxy for each share of common stock owned by such holder on all matters properly brought before the annual meeting or at any adjournments or postponements thereof. As of March 2, 2012, there were 8,023,728 shares of common stock outstanding and entitled to vote on each of the proposals.

Q:	What constitutes a quorum?

A:	In order to carry on the business of the annual meeting, we must have a quorum. This means at least a majority of the shares of common stock outstanding as of the record date must be represented at the annual meeting, either by proxy or in person. Abstentions and broker non-votes, which are described in more detail below, are counted as shares present at the annual meeting for purposes of determining whether a quorum exists.

Q:	What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?

A:	Stockholder of Record: A stockholder of record holds shares registered directly in his or her name with our transfer agent. As a stockholder of record, you have the right to grant your voting proxy directly to us in accordance with the procedures described below or to vote in person at the annual meeting.

Beneficial Owners: If your shares are held through a bank, broker or other nominee, you are the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your bank, broker or other nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote by completing the instructions provided to you by your bank, broker or other nominee. However, since you are not a stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a valid proxy from your bank, broker or other nominee (who must be the stockholder of record) giving you the right to vote the shares.

Q:	What is a broker non-vote?

A:	Generally, a broker non-vote occurs when a bank, broker or other nominee that holds shares in “street name” for customers is precluded from exercising voting discretion on a particular proposal because (1) the beneficial owner has not instructed the bank, broker or other nominee how to vote, and (2) the bank, broker or other nominee lacks discretionary voting power to vote such shares. A bank, broker or other nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares.

Under applicable rules, Proposal 1 is considered a “non-routine” matter, on which banks, brokers and other nominees are not allowed to vote unless they have received voting instructions from the beneficial owners of such shares. The proposal to ratify the appointment of Grant Thornton LLP as Westwood’s independent auditor for the year ending December 31, 2012 (Proposal No. 2) is considered a routine matter on which banks, brokers and other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. Your bank, broker or other nominee will send you instructions on how you can instruct them to vote on Proposal No. 2. If you do not provide voting instructions, your bank, broker or other nominee will have discretionary authority to vote your shares with respect to Proposal No. 2.

Q:	What vote is required to approve each proposal?

A:	Proposal No. 1: The election of directors requires the affirmative “FOR” vote of a plurality of the shares represented in person or by proxy at the annual meeting and entitled to vote. This means that the eight director nominees who receive the most votes will be elected. You may vote “FOR” or “WITHHOLD” with respect to the election of each director. As the election of directors is a non-routine matter under applicable rules, your bank, broker or other nominee cannot vote without instructions from you. Therefore, although there may be broker non-votes on this proposal, only “FOR” votes will be counted in determining whether a plurality has been cast in favor of a director. Broker non-votes and “WITHHOLD” votes will not affect the outcome on the election of directors.

Proposal No. 2: The ratification of the appointment of Grant Thornton LLP as Westwood’s independent auditors for the year ending December 31, 2012 requires the affirmative “FOR” vote of a majority of the votes cast at the annual meeting. Abstentions will have no effect on the outcome of this proposal.

Procedures for Voting

Q:	Who is entitled to vote?

A:	Only stockholders of record as of the close of business on March 2, 2012, the record date, will be entitled to vote on the proposals at the annual meeting. Each share of common stock is entitled to one vote.

Q:	How do I vote?

A:	If you are the record holder of your shares, you can vote by attending the annual meeting in person or by completing, signing and returning your proxy card in the enclosed postage-paid envelope.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If your shares are held in street name, your proxy card may contain instructions from your broker that allow you to vote your shares using the Internet or telephone. Please consult with your broker if you have any questions regarding the electronic voting of shares held in street name.

Q:	Is my proxy revocable and can I change my vote?

A:	If you are a stockholder of record you may revoke your proxy at any time before it is voted by doing one of the following:

•	Sending a written notice revoking your proxy to Brian O. Casey, our Secretary, at 200 Crescent Court, Suite 1200, Dallas, Texas 75201.

•	Signing and mailing to us a proxy bearing a later date.

•	Attending our annual meeting and voting in person.

If you are not a stockholder of record, but instead hold your shares in “street name” through a bank, broker or other nominee, the above-described options for revoking your proxy do not apply. Instead, you will need to follow the instructions provided to you by your bank, broker or other nominee in order to revoke your proxy and submit new voting instructions.

Q:	Is my vote confidential?

A:	Yes. Only the inspector of votes and certain of our employees will have access to your proxy card. All comments will remain confidential, unless you ask that your name be disclosed.

Our Current Stock Ownership

Q:	What percentage of stock do the directors and executive officers own?

A:	Collectively, our executive officers and directors beneficially owned approximately 1,374,704 shares, or approximately 17.1 percent, of our outstanding common stock as of March 2, 2012.

We believe that our executive officers and directors intend to vote their shares of our common stock on each of the proposals presented in this proxy statement as recommended by the Board of Directors.

Q:	Who are the largest principal stockholders?

A:	Based on our review of Schedule 13G, Schedule 13D and Form 4 filings, as of March 2, 2012, our ten largest institutional stockholders were GAMCO Investors, Inc. (11.2% ownership of our outstanding common stock), Royce & Associates (7.7%), Third Avenue Management LLC (6.6%), BlackRock (4.8%), Conestoga Capital (4.5%), Vanguard Group (3.0%), Wells Fargo & Co. (2.8%), Dimensional Fund Advisors, Inc. (2.0%), State Street Corp. (1.4%) and Bank of New York Mellon (1.3%).

Susan M. Byrne, our Chairman, owned 8.2%, and Brian O. Casey, our President and Chief Executive Officer, owned 4.9% of our outstanding common stock as of March 2, 2012. Our employees and directors, including Ms. Byrne and Mr. Casey, collectively owned approximately 33.6% of our outstanding common stock as of March 2, 2012.

Other Information

Q:	What is the deadline to propose actions for consideration at the 2013 annual meeting of stockholders?

A:

To be included in the proxy statement for the 2013 annual meeting, stockholder proposals must be in writing and must be received by Westwood at our principal executive office at the following address: 200

Crescent Court, Suite 1200, Dallas, Texas 75201, Attn: Secretary, no later than November 20, 2012. In addition, all proposals will need to comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials.

Q:	How may I recommend or nominate individuals to serve as directors, and what is the deadline to propose or nominate individuals to serve as directors?

A:	You may propose director candidates for consideration by the Governance/Nominating Committee of our Board of Directors. Any such recommendations must be in writing to our Corporate Secretary at our principal executive office and received not less than 120 calendar days before the one-year anniversary of the date that the proxy statement for the previous year’s annual meeting was released to stockholders. However, if we did not hold an annual meeting during the previous year, or if the date of the current year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. For the 2013 annual meeting, the deadline is November 20, 2012. Director candidates recommended by stockholders are evaluated by the Governance/Nominating Committee based on the same criteria applied by the Governance/Nominating Committee to director candidates identified by that committee. To be valid, a stockholder’s notice to the Corporate Secretary must set forth certain information, as further described in “Corporate Governance Information—Director Nominees.”

Q:	Who is soliciting my proxy and who will pay the solicitation expenses?

A:	We are soliciting your proxy by and on behalf of our Board of Directors, and we will pay the cost of preparing and distributing this proxy statement and the cost of soliciting votes. We will reimburse stockbrokers and other custodians, nominees and fiduciaries for forwarding proxy and solicitation material to the owners of our common stock.

Q:	Who can help answer my additional questions?

A:	Stockholders who would like additional copies, without charge, of this proxy statement or have additional questions about this proxy statement, including the procedures for voting their shares, should contact:

William R. Hardcastle, Jr., Chief Financial Officer

Westwood Holdings Group, Inc.

200 Crescent Court, Suite 1200

Dallas, Texas 75201

Telephone: (214) 756-6900

This question and answer section is qualified in its entirety by the more detailed information contained in this proxy statement. You are strongly urged to read this proxy statement carefully in its entirety before you vote.

This proxy statement contains important information that should be read before you vote on the proposals herein. You are strongly urged to read this proxy statement, including Appendix A hereto, in its entirety. You are also strongly urged to read our Annual Report on Form 10-K for the period ended December 31, 2011, which is being sent to you with this proxy statement.

PROPOSAL 1:

Election of Directors

Our bylaws provide that the Board of Directors of the Company (the “Board”) will consist of between three and eleven directors, as determined from time to time by resolution of the Board. The Board of Directors has set the number of directors at eight, all of whose terms expire as of the 2012 Annual Meeting. Each director elected at the 2012 Annual Meeting will serve until the 2013 Annual Meeting and thereafter until his or her successor has been elected and qualified or until the director’s earlier death, resignation or removal. The Board of Directors, upon the recommendation of the Governance/Nominating Committee, has nominated the nominees listed below. Each nominee has consented to being named in this proxy statement and to serve if elected.

We have no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board of Directors designates a substitute nominee, the persons named in the accompanying proxy will vote for the substitute nominee designated by the Board of Directors, unless a contrary instruction is given in the proxy.

Each stockholder is entitled to cast one vote for each director nominee per share of common stock held by them at the close of business on March 2, 2012. A plurality of the shares represented in person or by proxy at the annual meeting and entitled to vote is required for the election of directors. This means that the eight director nominees who receive the most votes will be elected. Votes may be cast in favor of a director nominee or withheld. Stockholders may withhold authority to vote for any nominee by striking a line through the name of such nominee in the space provided for such purpose on the proxy card. Broker non-votes and votes that are withheld will be excluded entirely from the vote and will have no effect. Votes that are withheld for a particular nominee will be excluded from the vote for that nominee only.

Nominees

The persons nominated to be directors are listed below. The following information is submitted concerning the nominees for election as directors:

Name	Age	Position(s) With Westwood
Brian O. Casey	48	Chief Executive Officer, President, Secretary and Director

Susan M. Byrne	65	Chairman of the Board of Directors and Director

Tom C. Davis	63	Director

Richard M. Frank	64	Director

Robert D. McTeer	69	Director

Geoffrey R. Norman	68	Director

Martin J. Weiland	63	Director

Raymond E. Wooldridge	73	Director

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR THE APPROVAL OF EACH OF THE DIRECTOR NOMINEES.

The biographical information for each director nominee is set forth below.

Brian O. Casey has served as Chief Executive Officer of Westwood since January 2006, as President, Secretary and director of Westwood since its inception in December 2001, and as Chief Operating Officer of Westwood from 2001 to 2005. Mr. Casey has served as Chief Executive Officer of Westwood Management Corp. (“Westwood Management”), our subsidiary that provides investment advisory services to a variety of clients, since January 2006, as Secretary since 2003, as President since 2002, and as a director since 2000. Mr. Casey served as Chief Operating Officer of Westwood Management from 2000 to 2005, as Executive Vice President from 2000 to 2002, and as Vice President from 1992 to 1996. Mr. Casey has served as President and director of Westwood Trust, our subsidiary that provides trust and custodial services, since 1996. Since 2002, Mr. Casey has served on the Tartan Board of Directors, a group exclusively devoted to raising money for the Texas Scottish Rite Hospital for Children. Since 2006, he has been a member of the Governor’s Business Council for the State of Texas. He was appointed in 2008 to the board of the Baylor Health Care System Foundation, which helps raise money to support Baylor Health Care System’s mission of patient care, education, research and community service.

As the Chief Executive Officer of the Company, and with over 19 years in senior executive roles with the Company, Mr. Casey brings an extensive knowledge of and experience with the Company and its business as well as valuable leadership and management experience. Mr. Casey has deep knowledge of the Company’s operations, strategies and competitive environment as well as the asset management industry as a whole. As a board member of numerous private organizations, Mr. Casey also brings valuable experience in governance matters.

Susan M. Byrne has served as Chairman of the Board of Directors and director of Westwood since its inception in December 2001. She previously served as Westwood’s Co-Chief Investment Officer from January 2011 to February 2012, as its Chief Investment Officer from January 2006 to January 2011 and as its Chief Executive Officer from December 2001 to December 2005. Ms. Byrne is the founder of Westwood Management, and has served as its Chairman of the Board since 1983, as its Co-Chief Investment Officer from January 2011 to February 2012, as its Chief Investment Officer from 1983 to January 2011, as its Chief Executive Officer from 1983 to 2005, and as its President from 1983 to 2002. She also served as a director of Westwood Trust from 1996 to 1999. Ms. Byrne serves as a member of the Board of Grace Presbyterian Ministries Foundation. She served as a member of the Board of the University of Texas Investment Management Company from 1996 to 2004 and as a member of the Board of Trustees for the City of Dallas Employees Retirement Fund from 1998 to 2003.

As the Founder and Chairman of the Board of the Company, and as a result of her tenure with the Company and its subsidiaries for over 28 years, Ms. Byrne brings an extensive knowledge of and experience with the Company and its business as well as valuable leadership and management experience. Ms. Byrne has deep knowledge of the Company’s operations, strategies and competitive environment as well as the asset management industry as a whole. With over 40 years of experience in the investment management business, Ms. Byrne is uniquely qualified to provide insight to the Board on the Company’s investment management strategies and operations. As a board member of numerous private organizations, Ms. Byrne also brings valuable experience in governance matters.

Tom C. Davis has served as a director of Westwood since April 2004. He served as a director of Westwood Trust from March 2004 to December 2006. Since March 2001, he has served as Chief Executive Officer of The Concorde Group, a private investment firm. Mr. Davis serves on the Board of Directors of Dean Foods Company, an NYSE-listed dairy and branded foods business; Affirmative Insurance Holdings, Inc., a NASDAQ-listed integrated, non-standard auto insurance business; and Bluffview Advisors, LLC, an inactive registered broker-dealer headquartered in Dallas, Texas. He was the managing partner and head of banking and corporate finance for the Southwest division of Credit Suisse First Boston (formerly Donaldson, Lufkin & Jenrette) from March 1984 to February 2001.

Mr. Davis brings extensive financial, operational, regulatory, strategic and capital markets expertise to the Board, having led the investment banking and corporate finance group for the Southwest Division of Credit Suisse First Boston (formerly Donaldson, Lufkin & Jenrette) for 17 years. Mr. Davis also brings valuable experience in business, governance, compensation and financial matters through his current and prior service as a director for other public and private companies.

Richard M. Frank has served as a director of Westwood and Westwood Trust since February 2006. Since December 2008, Mr. Frank has served as Executive Chairman of the Board of CEC Entertainment, Inc. (“CEC”), a Dallas-based NYSE-listed company that operates a chain of pizza and children’s entertainment restaurants. He has served as a director of CEC since June 1985. He served as Chairman of the Board and Chief Executive Officer of CEC from March 1986 to December 2008, and as CEC’s President and Chief Operating Officer from June 1985 until October 1988.

Mr. Frank brings extensive knowledge with regard to executive and board level oversight of a public company through his significant experience as chief executive officer, chairman and director of CEC. Mr. Frank also has a deep understanding of business, governance, compensation and financial matters through his service with CEC.

Robert D. McTeer has served as a director of Westwood and Westwood Trust since July 2007. Mr. McTeer has served as a Distinguished Fellow at the National Center for Policy Analysis (the “NCPA”) since January 2007. Prior to joining the NCPA, he was Chancellor of the Texas A&M University System from November 2004 through November 2006. Before that, he had a 36-year career with the Federal Reserve System, including approximately 14 years as President of the Federal Reserve Bank of Dallas and as a member of the Federal Open Market Committee. Mr. McTeer currently serves on the Board of Directors of Refocus Group, a private company based in Dallas engaged in research and development of surgical procedures for vision disorders. He also serves as a Director of Aquinas Companies, a private company based in Houston primarily engaged in construction, and as a Director of Beal Bank Plano and Beal Bank Nevada, both private companies. He is a former Director of Guaranty Bank, a public company, the University of Georgia’s College of Business, and the National Council on Economic Education, a non-profit entity. He is a former Director and President of the Association of Private Enterprise Education, a non-profit entity.

Mr. McTeer brings extensive knowledge of capital markets and the global economy, having served with the Federal Reserve System for 36 years. Mr. McTeer also brings valuable experience in business, governance, compensation and financial matters through his current and prior service as a director for other public and private companies.

Geoffrey R. Norman has served as a director of Westwood and Westwood Trust since April 2007. He has been an independent consultant to General Electric Company (“General Electric”) since 2004. He was employed by General Electric from 1968 to 2004, serving in various roles including Comptroller of GE Española, Chief Financial Officer of GE International Contractor Equipment, Vice President & Treasurer of GE Capital, and Executive Vice President of GE Asset Management from April 1988 to March 2004. He is currently a member of the Board of Trustees of the Canadian General Electric Pension Trust. He also serves on advisory boards for QD Technology, a start-up software company; and buildOn, a not-for-profit entity that builds schools in underdeveloped countries and organizes after-school clubs in United States high schools. Mr. Norman serves as an advisor to 5AM Ventures, an early-stage venture capital biotech firm.

Mr. Norman brings extensive financial, operational, regulatory and strategy expertise to the Board, having served in several finance and executive management roles over a 36-year career at General Electric. In addition, as a former executive with GE Asset Management and current member of the Board of Trustees of the Canadian General Electric Pension Trust, Mr. Norman brings extensive knowledge of the institutional investment management business from both the asset manager and plan sponsor perspective.

Martin J. Weiland has served as a director of Westwood and Westwood Trust since December 2010. He retired as Chairman, President and Chief Executive Officer of Northern Trust Bank of Texas N.A. in May of 2009. Before his appointment to the CEO position in 1997, Mr. Weiland served as Chief Fiduciary Officer of Northern Trust Bank of Texas N.A. He has more than 35 years of experience in the trust and investment management industry. Mr. Weiland began his career at Continental Illinois National Bank in 1973. He then moved to Texas to become Manager of Employee Benefits for Texas Commerce Bank. In 1987, he joined First Republic (Bank of America) to manage Corporate and Institutional Trust. He is a past Chairman of the Trust Financial Services

Division of the Texas Bankers Association and has served on various industry related committees including the American Bankers Association, as well as the Texas Bankers Association. He is currently on the board of The Dallas Opera, having served as President/Chairman on two separate occasions.

Mr. Weiland brings extensive knowledge of the trust and investment management industries to the Board, having served over 35 years with Northern Trust, First Republic Bank, Texas Commerce Bank and Continental Illinois Bank. Mr. Weiland brings a thorough understanding of competitive, regulatory, client service and strategic issues facing the Company.

Raymond E. Wooldridge has served as a director of Westwood since its inception in December 2001. He has served as a director of Westwood Trust since 2000. He is a director of CEC Entertainment, Inc., a Dallas-based NYSE-listed company that operates a chain of pizza and children’s entertainment restaurants. He is Chairman of the Board of Reeves Bancshares, Inc., a one-bank holding company whose principal subsidiary is Stockmans Bank, which serves southwestern Oklahoma. Mr. Wooldridge was a Director for Davidson Companies, Inc., a financial services holding company headquartered in Montana, from 1994 to 2009. He also served as a Director of Davidson Trust Company, a wealth management and trust firm, from 2001 to 2005. From 1986 to 1999, he was a director of SWS Group, Inc. (“SWS”); from 1996 to 1999, he served as the Vice Chairman and Chairman of the Executive Committee of SWS; from 1993 to 1996, he served as Chief Executive Officer of SWS; and from 1986 to 1993, he served as President and Chief Operating Officer of SWS. He is a past Chairman of the National Securities Clearing Corporation, a national clearing agency registered with the SEC, and past Vice Chairman of the Board of Governors of the National Association of Securities Dealers.

Mr. Wooldridge brings extensive financial, operational, regulatory and strategy expertise to the Board, having served in senior executive roles with SWS for over 13 years. In addition, as a former senior executive and director of SWS, our former parent company, Mr. Wooldridge developed intimate knowledge of the Company’s operations, firm history and competitive landscape. Mr. Wooldridge also brings valuable experience in business, governance, compensation and financial matters through his current and prior service as a director for other public and private companies.

Corporate Governance Information

The Board of Directors held five meetings during 2011. All of the director nominees attended at least seventy-five percent of the meetings held in 2011. The standing committees of the Board of Directors currently consist of the Audit Committee, the Compensation Committee and the Governance/Nominating Committee. The membership and duties of these committees are described below.

Independent Directors (1)	Audit Committee	Compensation Committee	Governance/Nominating Committee
Tom C. Davis (2)	M		M
Richard M. Frank	M	C	M
Robert D. McTeer	M
Geoffrey R. Norman	M	M
Martin J. Weiland (3)	M	M	C
Raymond E. Wooldridge (4)	C	M	M

M	Committee member

C	Committee chairman

(1)	The Board of Directors has determined that all members of the Audit, Compensation and Governance/Nominating Committees are “independent directors” within the meaning of the NYSE Corporate Governance Listing Standards.

(2)	The Board of Directors has determined that Tom C. Davis is qualified as an Audit Committee financial expert within the meaning of the regulations of the Securities and Exchange Commission (“SEC”) and has accounting and related financial management expertise within the meaning of the NYSE Corporate Governance Listing Standards.

(3)	Martin J. Weiland was appointed to the Compensation Committee in February 2012.

(4)	Raymond E. Wooldridge is “Lead Director,” and as such, he chairs executive sessions of the Board of Directors.

Board Committees

Audit Committee. The Audit Committee operates pursuant to a charter approved by our Board of Directors, which the Audit Committee reviews periodically to determine if revisions are necessary or appropriate. A copy of the charter is posted on our website at www.westwoodgroup.com. In addition, a copy of the charter is available upon written request to our Corporate Secretary at our principal executive office (200 Crescent Court, Suite 1200, Dallas, Texas 75201). The Audit Committee monitors our independent auditors as well as the preparation of our financial statements. The Audit Committee considers and selects an independent accounting firm to conduct the annual audit, monitors the independence of our independent accountants and monitors our accounting and financial reporting processes and audits of our financial statements. The Audit Committee is responsible for reviewing reports from our management relating to our financial condition and other matters that may have a material impact on our financial statements and compliance policies. The Audit Committee is also responsible for inquiring of our management and independent auditors regarding the appropriateness of the accounting principles we follow, as well as reviewing changes in accounting principles and their impact on our financial statements in terms of scope of audits conducted or scheduled to be conducted. The Audit Committee is further responsible for preparing a report stating, among other things, whether our audited financial statements should be included in our Annual Report. The Audit Committee met five times during 2011. All of the members of the Audit Committee attended at least seventy-five percent of the meetings held in 2011.

Compensation Committee. The Compensation Committee operates pursuant to a charter approved by our Board of Directors, a copy of which is posted on our website at www.westwoodgroup.com. In addition, a copy of the charter is available upon written request to our Corporate Secretary at our principal executive office. The Compensation Committee authorizes and determines all compensation for our executive officers, administers our incentive compensation plans in accordance with the powers and authority granted in such plans, determines any incentive awards to be made to our officers, administers all of our stock incentive plans and other equity ownership, compensation, retirement and benefit plans, approves the performance-based compensation of individuals pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code Section 162(m)”), and administers other matters relating to compensation or benefits. The Compensation Committee met six times during 2011. All of the members of the Compensation Committee attended at least seventy-five percent of the meetings held in 2011.

Governance/Nominating Committee. The Governance/Nominating Committee operates pursuant to a charter approved by our Board of Directors, a copy of which is posted on our website at www.westwoodgroup.com. In addition, a copy of the charter is available upon written request to our Corporate Secretary at our principal executive office. The primary function of the Governance/Nominating Committee is to develop and oversee the application of corporate governance principles to Westwood, to identify and evaluate qualified candidates for Board membership and recommend to the Board director nominees to be voted on at the annual meeting of stockholders, and communicate with members of the Board regarding Board and committee meeting format and procedures. The Governance/Nominating Committee met four times during 2011. All of the members of the Governance/Nominating Committee attended at least seventy-five percent of the meetings held in 2011.

Director Independence

Our Board of Directors has adopted Corporate Governance Guidelines, which concern director independence, among other matters. The full text of our Corporate Governance Guidelines is available on our website at www.westwoodgroup.com. In addition, a copy of our Corporate Governance Guidelines is available upon written request to our Corporate Secretary at our principal executive office.

Pursuant to our Corporate Governance Guidelines, a majority of the members of our Board of Directors, as well as all members of each committee of the Board, must be non-management directors who meet the “independence” requirements of the NYSE Corporate Governance Listing Standards and other governing laws and regulations. In addition, all members of the Audit Committee must meet additional “independence” standards required under the 1934 Act. Our Board of Directors annually reviews director independence. In the 2011 review, the Board of Directors reviewed directors’ responses to a questionnaire asking about their relationships, and the relationships of their family members, with us, and other potential conflicts of interest. In connection with this review, our Board of Directors specifically considered that Mr. Wooldridge has a former relationship with SWS Group, Inc., the company from which we were spun-off in 2002. In addition, our Board of Directors was aware that certain of our directors and individuals or entities affiliated with such directors have asset management accounts that are held by one of our subsidiaries and managed by us. After noting such items, and based upon its review, the Board of Directors unanimously decided that none of these relationships constituted a material relationship with us that would affect the “independence” of any such director under the NYSE rules.

As a result, the Board affirmatively determined that Messrs. Davis, Frank, McTeer, Norman, Weiland and Wooldridge are all “independent” as defined under SEC and NYSE rules. Ms. Byrne and Mr. Casey (each of whom is an executive officer of the Company) are not independent directors.

Board Leadership Structure

Our Board of Directors currently separates the roles of Chief Executive Officer and Chairman of the Board, however the Board does not have a policy in place that requires these two roles to remain separate. Brian O. Casey serves as our President, Chief Executive Officer and director, and Susan M. Byrne serves as our Chairman of the Board. As President and Chief Executive Officer, Mr. Casey has primary responsibility for the day-to-day operations of the Company and provides leadership on the Company’s key strategic objectives. As Chairman of the Board, Ms. Byrne provides leadership to the Board and chairs its meetings.

Pursuant to our Corporate Governance Guidelines, if the Chairman of the Board is an employee of the Company, the Board will designate a non-management director as “Lead Director.” Since Ms. Byrne, the Chairman of the Board, is an executive officer of the Company, the Board has appointed Mr. Wooldridge to serve as Lead Director. As such, he (i) chairs executive sessions of the non-management directors, (ii) serves as the principal liaison between the Chairman of the Board and the independent directors, and (iii) advises the Chairman of the Board with respect to agenda items. In accordance with our Corporate Governance Guidelines, our non-management directors meet in executive session without the presence of management on a regular basis.

With a supermajority of independent directors, an Audit Committee, a Compensation Committee and a Governance/Nominating Committee each comprised entirely of independent directors, a Lead Director to chair all executive sessions of the non-management directors, and a Chairman of the Board with extensive experience as a leader in the asset management industry and intimate knowledge of the Company’s strategy and daily operations, the Board of Directors believes that its existing leadership structure provides an appropriate balance that best serves the Company and its stockholders.

Board’s Role in Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic risks. The Audit Committee is responsible for oversight of risks relating to the Company’s accounting matters, financial reporting and legal and regulatory compliance. To satisfy these oversight responsibilities, the Audit Committee meets regularly with management, the Company’s internal auditor and Grant Thornton LLP, the Company’s independent auditor. The Compensation Committee is responsible for overseeing risks relating to employment policies and the Company’s compensation and benefits programs. To satisfy these oversight responsibilities, the Compensation Committee meets regularly with management to better understand the implications of compensation decisions, particularly the risks the Company’s compensation policies pose to the Company’s financial condition, human resources and stockholders. The Governance/Nominating Committee is responsible for overseeing risks relating to overall corporate governance and Board succession planning. To satisfy these oversight responsibilities, the Governance/Nominating Committee annually reviews Board composition and Board and committee performance and periodically reports to the Board on corporate governance matters.

Additionally, the Board’s risk oversight function is supported by the directorships of Mr. Casey and Ms. Byrne, whose industry knowledge and experience provide the Board with a deep understanding of the risks that the Company faces. Accordingly, the Board of Directors believes that having Mr. Casey and Ms. Byrne both serve on the Board, together with a supermajority of independent directors, three independent Board committees and a Lead Director, provide the appropriate leadership structure to assist in effective risk oversight by the Board.

Risks Related to Compensation Policies and Practices

As part of its oversight of the Company’s executive and non-executive compensation programs, the Compensation Committee considers the impact of the Company’s compensation programs, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk-taking, to determine whether they present a material risk to the Company. The Compensation Committee also considers the following risk mitigating factors:

•	Overall compensation levels that are competitive with the market

•	Limits on annual cash incentive awards

•	The Compensation Committee’s discretionary authority to reduce annual cash incentive awards

•	Use of long-term equity incentive awards to reward executives and other key employees for driving sustainable, profitable growth for stockholders and clients

•	Vesting periods for long-term equity incentive awards that encourage executives and other key employees to focus on sustained stock price appreciation

•

The Company’s internal control over financial reporting and other financial, operational and compliance policies and practices currently in place that are intended to prevent manipulation of performance.

Based on this review, the Company has concluded that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Director Nominees

The Board of Directors has delegated to the Governance/Nominating Committee specified responsibilities relating to selection of directors to serve on the Board. The Governance/Nominating Committee of the Board has the responsibility for identifying potential candidates for Board membership and for making a recommendation to the Board of a slate of director candidates to stand for election at the annual meeting of our stockholders. The Governance/Nominating Committee seeks to identify, and the Board selects, director candidates who (i) have significant business experience that is relevant and beneficial to the Board and Westwood, (ii) are willing and able to make a sufficient time commitment to the affairs of Westwood in order to perform effectively the duties of a director, including regular attendance of Board meetings and committee meetings, (iii) are committed to the long-term growth and profitability of Westwood, (iv) are individuals of character and integrity, (v) are individuals with inquiring minds who are willing to speak their minds and challenge and stimulate management and (vi) represent the interests of Westwood as a whole and not just the interests of a particular stockholder or group. The Governance/Nominating Committee does not have a specific policy considering diversity in identifying director candidates, but rather uses the criteria listed above. The Governance/Nominating Committee believes these criteria are the key factors in identifying qualified director candidates.

The Governance/Nominating Committee has a policy for considering new director candidates recommended by our stockholders if such recommendations are made in compliance with the following procedures. A stockholder wishing to recommend a candidate for inclusion as a director nominee in the proxy statement for our annual meeting must submit a written notice of the recommendation to our Corporate Secretary at our principal executive office. The submission must be received at our principal executive office not less than 120 calendar days before the one-year anniversary of the date that the proxy statement for the previous year’s annual meeting was released to stockholders. However, if we did not hold an annual meeting during the previous year, or if the date of the current year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. For the 2013 annual meeting, the deadline is November 20, 2012. Director candidates recommended by stockholders are evaluated by the Governance/Nominating Committee based on the same criteria applied by the Governance/Nominating Committee to director candidates identified by that committee, as described in the previous paragraph.

To be valid, a stockholder’s notice to the Corporate Secretary must set forth (i) the name and address of the stockholder recommending such candidate, as such information appears on our books (if the stockholder is a record holder), (ii) the class and number of shares of Westwood stock that are beneficially owned by the stockholder, (iii) the name, age, business address and residence address of each candidate proposed in the notice, (iv) each candidate’s biographical data and qualifications, (v) the class and number of shares of Westwood stock beneficially owned by the candidate, if any, (vi) a description of all arrangements or understandings between the stockholder (or between any person(s) at whose request the stockholder is making the recommendation) and each candidate and (vii) any other information required to be disclosed in solicitations of proxies for election of directors or otherwise required pursuant to Regulation 14A under the 1934 Act. The foregoing information must be provided with respect to any person that the stockholder proposes to recommend for election or re-election as a director. The candidate’s signed written consent to being named in the proxy statement as a nominee and to serving as a director if elected must also be provided.

For the 2012 Annual Meeting, our Governance/Nominating Committee has not received a candidate recommendation from any stockholder (or group of stockholders), including any stockholder (or group of stockholders) that beneficially owns more than five percent of our common stock.

Communications with the Board

Stockholders or other interested parties may communicate with the Board of Directors or particular Board members (including our Lead Director or non-management directors as a group) by mailing a written communication to our Corporate Compliance Officer at 200 Crescent Court, Suite 1200, Dallas, Texas 75201, by email to compliance@westwoodgroup.com or by telephone to 214-756-6900. All communications are received and processed by the Corporate Compliance Officer before being referred to the appropriate Board member(s). Complaints relating to our accounting, internal accounting controls or auditing matters, and concerns regarding questionable accounting or auditing matters, are referred to the Chairman of the Audit Committee. Other communications intended for the Board of Directors at large are referred to our Lead Director, while communications intended for specific Board members are referred to those Board members. Advertisements, solicitations for periodical or other subscriptions, and similar communications are not forwarded to Board members. In the event that a complaint or concern appears to involve the Corporate Compliance Officer, then the stockholder or other interested party is encouraged to contact directly the Chairman of the Audit Committee, Raymond E. Wooldridge, at rwooldridge@westwoodgroup.com.

Stockholders may also communicate directly with Board members at the annual meetings of stockholders, as it is our policy that Board members should attend such meetings and make themselves available to address any matters properly brought before the meetings. All of our Board members attended the 2011 annual meeting of stockholders.

Code of Ethics

All of our employees, including our principal executive officer, principal financial officer and principal accounting officer, and our directors are required by our Code of Business Conduct and Ethics (the “Code of Ethics”) to conduct our business in the highest legal and ethical manner. The full text of the Code of Ethics is available on our website at www.westwoodgroup.com. In addition, a copy of the Code of Ethics is available upon written request to our Corporate Secretary at our principal executive office. We intend to post amendments to or waivers from the Code of Ethics as required by applicable rules on our website.

Our employees are required to report any conduct that they believe could in any way be construed as a fraudulent or illegal act or otherwise in violation of the Code of Ethics. The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

Director Compensation

We pay each non-employee member of our Board of Directors a $20,000 annual retainer, $5,000 for each regularly scheduled quarterly meeting of the Board of Directors attended by the member and $5,000 per Board or committee meeting attended other than regularly scheduled quarterly meetings. The Chairman of the Audit Committee receives an additional $5,000 annual retainer. Additionally, upon election or re-election as a member of our Board of Directors, each non-employee director is awarded 1,500 restricted shares of our common stock, which generally vest 12 months from the date of grant. The Compensation Committee reviews our compensation arrangements for directors from time to time. Brian O. Casey, our President and Chief Executive Officer, and Susan M. Byrne, our Chairman of the Board and a Co-Chief Investment Officer during 2011, are not included in this table as they are Company employees and receive no compensation for their service as directors. The Company’s executive officers do not make recommendations regarding the non-employee directors’ compensation.

2011 Director Summary Compensation Table

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Total ($) (h)
Tom C. Davis	35,000	56,430	91,430
Richard M. Frank	49,000	56,430	105,430
Robert D. McTeer	44,000	56,430	100,430
Jon L. Mosle, Jr.	15,000	—	15,000
Geoffrey R. Norman	49,000	56,430	105,430
Martin J. Weiland	49,000	56,430	105,430
Raymond E. Wooldridge	54,000	56,430	110,430

Notes, by column letter:

(c)	The amounts contained in column (c) reflect the grant date fair value of the time-vested restricted stock granted to directors in 2011 in accordance with Accounting Standards Codification Topic 718 (“ASC 718”), “Stock Compensation” (formerly FASB Statement No. 123(R)) (except no assumptions for forfeitures were included). The assumptions used in the valuation of the restricted stock awards are discussed in footnote 9 “Employee Benefits” of our audited financial statements, which are included in our 2011 Form 10-K filed with the SEC on February 28, 2012. All restricted stock grants were made under the Third Amended and Restated Westwood

Holdings Group, Inc. Stock Incentive Plan and are subject to a one-year vesting period as described above. Mr. Mosle did not receive a restricted stock award in 2011 as he did not stand for reelection at the 2011 Annual Meeting of Stockholders.

As of December 31, 2011, our directors held the following unvested restricted stock and unexercised stock options:

Name (a)	Unvested Restricted Stock (b)	Stock Options Outstanding and Exercisable (c)
Tom C. Davis	1,500	—
Richard M. Frank	1,500	—
Robert D. McTeer	1,500	—
Geoffrey R. Norman	1,500	—
Martin J. Weiland	1,500	—
Raymond E. Wooldridge	1,500	2,500

Notes, by column letter:

(b)	The unvested restricted shares were issued on April 20, 2011 and have a vesting date of April 19, 2012, subject to such director’s continued service as a director through the vesting date.

(c)	The outstanding stock options were issued in July 2002, have an exercise price of $12.90 per share and have a term of ten years from the date of grant.

EXECUTIVE OFFICERS

Biographical information regarding Westwood’s current executive officers and other key employees is as follows:

Brian O. Casey. See biographical information under the caption Proposal 1 – Election of Directors.

Susan M. Byrne. See biographical information under the caption Proposal 1 – Election of Directors.

Mark Freeman, age 44, has served as Westwood’s Executive Vice President since January 2011 and its Chief Investment Officer since February 2012. He previously served as Westwood’s Co-Chief Investment Officer from January 2011 to February 2012, as its Senior Vice President and Portfolio Manager from July 2006 to December 2010, as its Vice President and Portfolio Manager from July 2000 to July 2006 and as its Assistant Vice President from 1999 to 2000. Mr. Freeman is a member of the American Economics Association, the National Association of Business Economics, the CFA Institute, and the CFA Society of Dallas/Fort Worth. Additionally, he is a member of the Board of Trustees of Millsaps College and serves as a board member for the Wilson Fund.

William R. Hardcastle, Jr., age 44, has served as Vice President and Chief Financial Officer of Westwood since July 2005. Mr. Hardcastle served as Treasurer of Westwood from July 2002 to July 2005 and as Assistant to the President of Westwood from December 2001 to July 2002. Mr. Hardcastle is a member of the CFA Institute.

There are no family relationships among the directors, executive officers and other key employees of Westwood.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis provides information regarding our executive compensation program in 2011 for the following executive officers of the Company (collectively, the “named executive officers”):

•	Brian O. Casey, our President and Chief Executive Officer;

•	William R. Hardcastle, Jr., our Vice President and Chief Financial Officer;

•	Susan M. Byrne, our Chairman of the Board and Co-Chief Investment Officer; and

•	Mark R. Freeman, our Executive Vice President and Co-Chief Investment Officer

During 2011, the Company had only four executive officers, all of whom are set forth above.

Overview of our Executive Compensation Program

The intellectual capital of our employees is collectively the most important asset to our firm. As an asset manager, our financial results are primarily based upon the amount of assets we manage, which is dependent on our ability to generate competitive long-term investment performance, build strong relationships with clients, investment consulting firms and other financial intermediaries, provide attentive client service and develop new client relationships, all of which is directly dependent upon our intellectual capital.

We believe that the quality, expertise and commitment of our named executive officers are critical to enhancing the long-term value of the Company. To this end, a core objective in designing our executive compensation program is to deliver competitive total direct compensation (i.e. base salary, annual cash incentive award and annual equity incentive award) upon the achievement of financial and individual performance and contributions that will attract, motivate and retain executives critical to our long-term success. The compensation awarded to our named executive officers is substantially dependent on our financial performance, as well as individual performance and contributions, which drives the creation of sustainable long-term stockholder value.

In 2011, our named executive officers demonstrated their capacity to perform well in an ongoing climate of economic uncertainty. Key highlights of the Company’s 2011 performance include the following:

•	20% year-over-year growth in quarterly average assets under management to $12.9 billion and 5% year-over-year growth in assets under management to $13.1 billion

•	25% year-over-year growth in total revenues to a record $68.9 million

•	29% year-over-year growth in adjusted pre-tax income to a record $37.3 million

•	30% year-over-year growth in net income to a record $14.7 million

•	Integration of the business, clients and personnel of McCarthy Group Advisors, LLC acquired in November 2010

•	Continued strong organic growth of the Westwood Funds, which reached a record $1.3 billion at December 31, 2011, an increase of 33% compared to $970 million at December 31, 2010

•	The launch of three additional mutual funds, bringing the Westwood Funds family of mutual funds to eight funds.

The Compensation Committee (the “Committee”) believes that our executive compensation program has played a significant role in our ability to drive strong financial results and the creation of stockholder value, which is demonstrated by the accomplishments of our named executive officers in 2011. The Committee took the following key actions with respect to the compensation of the named executive officers in 2011:

•

Mr. Casey’s and Ms. Byrne’s base salary remained flat at 2010 levels; Mr. Hardcastle’s base salary increased 6%, his first base salary increase in approximately three years; and Mr. Freeman’s base salary increased 38% in recognition of, among other things, his new role and responsibilities as Co-Chief Investment Officer of the Company effective January 2011;

•

Mr. Casey and Ms. Byrne each earned an annual cash incentive award of $1,119,833 and $2,986,220, respectively, which was based upon a formula approved by our stockholders in 2006 as further discussed below; Mr. Hardcastle’s annual cash incentive award was $150,000, which was flat with his 2010 cash incentive award; and Mr. Freeman’s annual cash incentive award was $656,000, which was a 64% increase over his 2010 cash incentive award in recognition of, among other things, his individual performance as further discussed below;

•

The 2011 tranche of Mr. Casey’s and Ms. Byrne’s performance-based restricted stock award vested in 2011 due to the Company’s financial performance in 2011; Mr. Hardcastle’s time-based restricted stock award decreased by 500 restricted shares of the Company’s common stock; and Mr. Freeman’s time-based restricted stock award increased by 500 restricted shares of the Company’s common stock due to, among other things, his individual performance as further discussed below;

•

A significant portion of each named executive officer’s total direct compensation (i.e., base salary, annual cash incentive award and annual equity incentive award) – approximately 63% to 83% – was “at risk” compensation, delivered in the form of an annual cash incentive award and an annual equity incentive award; and

•	Over the past four years, the named executive officers have not received significant perquisites.

The Committee annually reviews and approves our executive compensation strategy and principles to ascertain whether they are aligned with our business strategy and objectives, stockholder interests, desired behaviors, and corporate culture. The Committee aims to set our named executive officers’ total direct compensation at a level that is fair, reasonable and competitive.

2011 Stockholders Advisory Vote on Executive Compensation

We conducted our first advisory vote on executive compensation last year at our 2011 Annual Meeting of Stockholders. While this vote was not binding on the Committee, the Board of Directors or the Company, the Committee values the opinions of the Company’s stockholders on executive compensation matters. Based upon the Inspector of Election’s report, the advisory vote on executive compensation received the favorable support of 97.6% of the votes cast thereon. The Committee reviewed these final vote results and determined that, given the significant level of support, no changes to our executive compensation program were necessary at this time based on the voting results.

Additionally, in response to the majority of the votes cast for an advisory vote on executive compensation every three years at our 2011 Annual Meeting of Stockholders, we have determined that the advisory vote on executive compensation will be conducted every three years, until we hold the next advisory vote on the frequency of advisory votes on executive compensation.

Compensation Philosophy and Objectives

As an asset management firm, one of our greatest resources is the collective skill, experience and efforts of all of our employees, including our named executive officers. Our long-term success depends on our ability to provide superior investment returns and attentive service to our clients. To achieve these goals, it is critical that we are able to attract, retain and motivate talented professionals within all levels of our Company who are committed to our core values of integrity, honesty and excellence as well as to properly align their incentives with our stockholders and clients. The Committee believes that compensation paid to the named executive officers should:

•	Closely align incentives for executives with our performance on both a short-term and long-term basis; and

•	Enable us to attract, retain and motivate executives critical to our long-term success.

The Committee evaluates both performance and compensation relative to other peer companies to ensure that we maintain our ability to attract and retain superior employees in key positions. Our compensation program seeks to compensate the named executive officers at a level competitive with similar firms in the asset management industry (without targeting or setting compensation at specific benchmark percentiles) and to align executives’ incentives with stockholders and clients. The compensation program is designed to reward individual and company-wide performance as well as recognize the executives’ contribution to serving our clients and creating value for our stockholders. Accordingly, the compensation program for the named executive officers generally consists of a combination of base salary, an annual cash incentive award, an annual equity incentive award, and employee and post-retirement benefits.

Role of Executive Officers in Compensation Decisions

The Committee receives a joint recommendation from Mr. Casey and Ms. Byrne on the level and form of Messrs. Hardcastle’s and Freeman’s compensation. The recommendation of Mr. Casey and Ms. Byrne is based upon their annual review of Messrs. Hardcastle’s and Freeman’s performance. The Committee has complete discretion to accept, reject, or modify this recommendation. In 2011, the Committee accepted, without modification, Mr. Casey’s and Ms. Byrne’s joint recommendation regarding Messrs. Hardcastle’s and Freeman’s base salary adjustment, annual cash incentive award and long-term equity incentive award.

Mr. Casey and Ms. Byrne do not make recommendations regarding their compensation to the Committee.

Setting Executive Compensation

Based on the foregoing philosophy and objectives, the Committee has structured our executive compensation program to motivate the named executive officers to achieve the business strategies and goals set by us and to reward the executives for achieving such results. In establishing total direct compensation (i.e., base salary, annual cash incentive award and annual equity incentive award) for the named executive officers, the Committee performs the following reviews:

•

Assessment of Company Performance. Company performance has an impact on the compensation of all Company employees, including the named executive officers. In establishing the compensation levels of the named executive officers, the Committee considered each of the following measures of Company performance: “adjusted pre-tax income” (as defined below), growth in assets under management, and investment performance of the portfolios managed by the Company.

With respect to approving the (i) annual base salary of each of the named executive officers and (ii) annual cash incentive award and equity incentive award of Messrs. Hardcastle and Freeman, the Committee did not assess the above performance measures based upon predetermined goals, formulas or weighted factors, but rather considered all of these measures subjectively and collectively; provided that (as further discussed below) the starting point for determining the Company cash bonus pool in which Messrs. Hardcastle and Freeman participated was based upon the Company’s annual “adjusted pre-tax income.”

With respect to determining the size of the annual cash incentive award and equity incentive award of Mr. Casey and Ms. Byrne, the Committee established a formula based on the Company’s adjusted pre-tax income. The Committee retains discretion to reduce (but not increase) the formula amounts of the annual cash incentive award payable to Mr. Casey and Ms. Byrne as further discussed below.

The Committee chose the above performance measures because it believes that such measures are meaningful indicators of the Company’s profitability and performance and align executive compensation with the interests of the Company’s stockholders and clients. As further described below, Company performance was only one of many factors considered by the Committee in approving executive compensation.

•

Assessment of Individual Performance. Individual performance has an impact on the compensation of all Company employees, including the named executive officers. The assessment of the named executive officers’ performance is a subjective evaluation of accomplishment and contribution to the Company and is not based on the achievement of specific quantitative goals. Annually, the Committee reviews the performance of both Mr. Casey and Ms. Byrne for the prior year. As discussed above, Mr. Casey and Ms. Byrne review the annual performance of Messrs. Hardcastle and Freeman and a full report of the results of the reviews is provided to the Committee.

In approving the compensation of the named executive officers in 2011, the Committee considered the following subjective individual accomplishments and contributions:

Brian O. Casey. In assessing Mr. Casey’s base salary and assessing whether the Committee should exercise any discretion to reduce Mr. Casey’s annual cash incentive award, the Committee considered Mr. Casey’s:

•	Comprehensive oversight and management responsibilities across the entire organization

•	Effective leadership in integrating the McCarthy Group Advisors, LLC acquisition throughout 2011

•

Role in the exploration of opportunities to broaden our investment strategies to include international, global and emerging markets portfolio management, one of our primary strategic and corporate development initiatives in 2011

•	Development and implementation, in conjunction with the Committee, of incentive compensation programs for institutional sales, Westwood Trust and investment management personnel

•	Effective leadership through the ongoing climate of economic uncertainty during the past several years

•	Continued representation of the Company to clients, prospects, consultants and stockholders.

William R. Hardcastle, Jr. In assessing Mr. Hardcastle’s base salary, annual cash incentive award and equity incentive award, the Committee considered Mr. Hardcastle’s:

•	Financial leadership in the Company by maintaining a strong balance sheet and managing the Company’s financial position during an ongoing climate of economic uncertainty

•

Substantial contribution to the Company’s strategic and corporate development initiatives over the past several years, including the Philadelphia Fund acquisition in 2009 and the McCarthy Group Advisors, LLC acquisition in late 2010

•

Substantial involvement in the continued development of the Company’s investor relations strategy, including securing the Company’s participation in the Keefe Bruyette & Woods Investment Management & Specialty Finance Conference in June 2011

•

Substantial involvement in the successful launch of three additional mutual funds in 2011, including the Westwood Dividend Growth Fund, Westwood SMidCap Plus Fund and Westwood Short Duration High Yield Fund

•	Role in overseeing the Company’s financial reporting process and internal control over financial reporting.

Susan M. Byrne. In assessing Ms. Byrne’s base salary and assessing whether the Committee should exercise any discretion to reduce Ms. Byrne’s annual cash incentive award, the Committee considered Ms. Byrne’s:

•

Role in the development of new investment strategies over the past couple of years, including the launch of the Global Strategic Diversification strategy in 2010, a diversifying investment strategy, which seeks to provide investors protection against inflation and a declining dollar

•	Oversight of the Company’s investment strategy, including the Global Strategic Diversification strategy, and investment function

•	Contributions to the Company’s ongoing strategic and corporate development initiatives

•	Role in setting portfolio-level risk controls and monitoring portfolio risk on an ongoing basis.

Mark R. Freeman. In assessing Mr. Freeman’s base salary, annual cash incentive award and equity incentive award, the Committee considered Mr. Freeman’s:

•	Leadership with respect to the management and marketing of the Income Opportunity strategy, which has received significant cash inflows over the last couple years

•

Substantial involvement in the ongoing development of the Company’s investment management and research capabilities, including the hiring of a Director of Research as well as several Senior Research Analysts and Research Associates

•	Role in the development of new investment strategies over the past couple of years, including the launch of the Global Strategic Diversification strategy in 2010

•	Effective representation of the investment department to clients, prospects and consultants

•

Leadership with respect to the Company’s competitive investment performance, including the outperformance of the SMidCap, SmallCap, MidCap, MLP and Income Opportunity strategies relative to their stated benchmarks in 2011 and generally all other products since their inception.

The Committee did not assign individual weights to any of the above considerations but used them collectively to make its compensation determinations. As further described below, individual performance was only one of many factors considered by the Committee in approving executive compensation.

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Market Compensation Data. The Committee derived and reviewed market compensation data from the McLagan Asset Management Compensation/Business Planning Study that surveys asset management firms with assets under management up to $15 billion (the “McLagan Survey”) and a custom peer group of publicly traded asset management companies (collectively, the “Custom Peer Group”).

The McLagan Survey is a widely used and definitive source of market compensation data for a significant number of public and private investment management and advisory firms. It provides detailed analyses of compensation for a greater depth of investment management employees than is available for our public peers and is specifically focused on the asset management industry. The McLagan Survey provides market compensation data for approximately 56 public and private investment management firms. However, the compensation analysis for a particular officer position in the McLagan Survey does not provide the identities of the individual investment management and advisory firms. Instead, the market compensation data is presented in several different groupings, including by the firms’ headquarters location, range of assets under management and job function. Confidentiality obligations to McLagan Partners and to its survey participants prevent us from disclosing the firms included in the survey.

The Custom Peer Group, which is periodically reviewed and updated by the Committee, consists of companies against which the Committee believes the Company competes for executive talent. For 2011, the companies comprising the Custom Peer Group were:

• Affiliated Managers Group, Inc.	• GAMCO Investors, Inc.

• Calamos Asset Management, Inc.	• T. Rowe Price Group, Inc.

• Cohen & Steers, Inc.	• Waddell & Reed Financial Inc.

• Epoch Holding Corporation

Most of the companies that comprise the Custom Peer Group are much larger companies than the Company in terms of assets under management and revenues and have greater resources than the Company. The Committee realizes this size disparity and takes it into account when looking at the market compensation data derived from the Custom Peer Group in the context of evaluating and approving compensation for the named executive officers. There were no changes in the composition of the Custom Peer Group from 2010 to 2011.

The Committee considers the market compensation data derived from the McLagan Survey and the Custom Peer Group equally relevant and important, with neither source of information being a determining factor in setting executive compensation levels. The Committee uses both sources of information as a “market check” to ensure, in its subjective judgment, that individual pay components remain competitive. The Committee does not target any individual pay component of the named executive officers to fall within a specific range or percentile of the market compensation data derived from the McLagan Survey or the Custom Peer Group.

There is no pre-established target for the allocation between (i) cash and equity-based compensation and (ii) short-term and long-term incentive compensation. Rather, the Committee considers, among other things, Company performance, individual performance, and the market compensation data derived from the McLagan Survey and Custom Peer Group, as well as its own subjective judgment to determine the appropriate level and mix of each component of the executive compensation program.

2011 Executive Compensation Components

For 2011, the principal components of compensation for the named executive officers were:

•	Base salary

•	Cash incentive award

•	Equity incentive award

•	Employee and post-retirement benefits.

Base Salary

Base salary is the fixed component of the named executive officer’s annual cash compensation. We provide named executive officers with a base salary to compensate them for services rendered during the fiscal year and in recognition of their expertise, skills, knowledge and experience.

Salary levels are typically considered annually as part of our performance review process, as well as upon a promotion, change in job responsibilities, or in connection with the renegotiation of an employment agreement.

In 2011, Mr. Casey and Ms. Byrne did not receive an increase in their base salaries as a result of the Committee’s desire to place a greater emphasis on their cash and equity incentive awards to further align their interests with the long-term interests of our stockholders and clients. Mr. Casey’s base salary is $500,000, which is the minimum base salary stipulated in his employment agreement. Ms. Byrne’s base salary is $750,000, which is the minimum base salary stipulated in her employment agreement. Ms. Byrne has not had a base salary increase in approximately five years.

In 2011, Mr. Hardcastle received a merit increase in his base salary of 6% from $175,000 to $185,000, primarily due to the fact that he had not received a base salary increase in approximately three years. In determining Mr. Hardcastle’s base salary increase, the Committee also subjectively considered the Company performance factors discussed above, his individual performance factors discussed above, and the market compensation data derived from the McLagan Survey or the Custom Peer Group.

In 2011, Mr. Freeman’s base salary was increased 38% from $200,000 to $275,000, primarily as a result of his assumption of additional duties and responsibilities associated with his promotion to Co-Chief Investment Officer in January 2011. In determining Mr. Freeman’s base salary increase, the Committee also subjectively considered the Company performance factors and his individual performance factors discussed above, and the market compensation data derived from the McLagan Survey or the Custom Peer Group.

While the Committee reviewed the market compensation data derived from the McLagan Survey and the Custom Peer Group when setting Messrs. Hardcastle’s and Freeman’s base salary in 2011, the Committee did not target their respective base salary to fall within a specific range or percentile of the market compensation data.

The material terms of the employment agreements of Mr. Casey and Ms. Byrne are summarized below.

Annual Cash Incentive Awards

The Committee believes that cash incentive awards promote high performance and achievement of corporate strategy and objectives by our named executive officers, encourage growth of stockholder value, and allow our named executive officers to participate in our growth and profitability.

The Company maintains a Company bonus pool in which every employee of the Company is eligible to participate, including Messrs. Hardcastle and Freeman, but excluding Mr. Casey and Ms. Byrne. In 2011, the total amount of the Company bonus pool was approximately $7,781,000, which was based on a guideline of approximately 20% of the Company’s 2011 “adjusted pre-tax income” (as defined below). The Committee annually reviews the 20% guideline to ensure, in its subjective judgment, such threshold reflects industry standards, will adequately fund potential bonuses, and provide sufficient capacity to reward extraordinary performance, when and if earned. While the 20% guideline did not change from 2010 to 2011, the amount and calculation of the bonus pool are subject to change at any time at the discretion of the Committee.

In 2011, the Committee granted Mr. Hardcastle an annual cash incentive award of $150,000 from the Company bonus pool, the same amount as his 2010 award. In determining Mr. Hardcastle’s 2011 cash incentive award, the Committee subjectively considered the Company performance factors discussed above, his individual performance factors discussed above and the market compensation data compiled from the McLagan Survey and the Custom Peer Group.

In 2011, Mr. Freeman received an annual cash incentive award of $656,000 from the Company bonus pool, representing a 64% increase from his award in 2010. The Committee significantly increased Mr. Freeman’s award primarily to increase the competitiveness of his annual cash incentive award in light of his increased roles and responsibilities within the Company as Co-Chief Investment Officer. In determining Mr. Freeman’s 2011 cash incentive award, the Committee also subjectively considered the Company performance factors discussed above, his individual performance factors discussed above and the market compensation data compiled from the McLagan Survey and the Custom Peer Group.

The Committee determined that Messrs. Hardcastle’s and Freeman’s 2011 cash incentive award was reasonable based upon its subjective judgment after reviewing the market compensation data derived from the McLagan Survey and the Custom Peer Group. Notwithstanding the Committee’s review of the market compensation data, the Committee did not target their respective cash incentive award to fall within a specific range or percentile of the market compensation data. Messrs. Hardcastle’s and Freeman’s annual cash incentive awards earned in 2011 and paid in February 2012 and July 2011 are listed in column (d) in the “2011 Summary Compensation Table” below.

The maximum annual cash incentive award for Mr. Casey and Ms. Byrne is determined based on the formula described below, which is subject to the Committee’s oversight and reduction. On April 27, 2006, the Company’s stockholders approved the formula for the annual cash incentive award that may be earned by Mr. Casey and Ms. Byrne. For Mr. Casey, the annual cash incentive award is a maximum of 3% of our “adjusted pre-tax income.” For Ms. Byrne, the annual cash incentive award is a maximum of 8% of our “adjusted pre-tax income.” The Committee has discretion to reduce (but not to increase) the amount determined by these formulas for any year. The Committee did not exercise its discretion to reduce Mr. Casey’s or Ms. Byrne’s award for 2011.

The Committee chose “adjusted pre-tax income” as the basis for the company bonus pool and the performance formula for Mr. Casey and Ms. Byrne because it believes that such performance measure is a meaningful indicator of our performance and profitability and also believes that structuring the annual cash incentive award in this way closely aligns the interests of these executives with our stockholders. The Committee chose the 3% and 8% levels based on its review of the market compensation data as well as its subjective judgment of the proper allocation of the annual cash incentive award to total direct compensation of these executives.

Our adjusted pre-tax income is determined based on our audited financial statements and is equal to our income before income taxes increased by the expenses incurred for the year for (i) the annual cash incentive awards earned by Mr. Casey and Ms. Byrne, (ii) incentive compensation for all other Company employees, and (iii) performance-based restricted stock awards to Mr. Casey and Ms. Byrne. The Company’s adjusted pre-tax income for 2011 was $37,327,753. Mr. Casey’s and Ms. Byrne’s annual cash incentive awards earned in 2011 and paid in February 2012 are listed in column (f) in the “2011 Summary Compensation Table” below.

The Committee may also grant discretionary bonus awards of stock, cash or any combination of stock and cash to our officers and key employees in such amounts and subject to such terms and conditions as the Committee may determine. The Committee currently intends to continue to utilize annual cash incentive awards similar to the above as the primary means of granting cash incentive bonus awards to our named executive officers. The Committee did not grant any discretionary bonus awards in 2011.

Long-Term Equity Incentive Awards

Long-term equity incentive awards are designed to align the interests of our named executive officers, as well as our other employees, with the interests of our clients and stockholders. Equity awards also encourage our named executive officers and other employees to focus on long-term performance. While the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (the “Stock Incentive Plan”) authorizes the grant of several types of long-term equity incentive awards, the Committee currently expects that its equity awards will be limited to time-vested restricted stock awards and performance-based restricted stock awards. Long-term equity incentive awards are a key component of our overall compensation program, which we believe has enabled us to attract, retain and motivate talented professionals. The Committee also believes that restricted stock is the most effective equity award to accomplish these objectives, as it best conveys the concept of ownership to grantees and, subject to Committee discretion, allows them to vote the shares and receive dividends on their unvested shares.

The vesting of restricted shares of our common stock may be conditioned upon the lapse of time and/or the satisfaction of performance and other conditions determined by the Committee. Unless the Committee determines otherwise, the recipient of restricted shares will generally have the right to vote the restricted shares. The Committee may also determine whether dividends will be payable with respect to restricted shares (at the same rate that is paid to all our stockholders generally) and, if so, may impose vesting and repayment conditions with respect to such dividends. Historically, we paid dividends on shares of restricted stock as and when dividends were paid to our stockholders. Beginning with the 2011 restricted stock grant, dividends on unvested restricted stock are accrued and payable to the recipient only when the underlying shares of restricted stock vest. None of the restricted shares may be sold, transferred, or pledged during the restricted period.

The Committee has utilized restricted stock awards as a meaningful component of total direct compensation paid to the named executive officers as well as to other employees. These awards also allow all employees to participate in any growth in the Company’s value to which they contribute.

Time-Vested Restricted Stock Awards

The Committee may grant time-vested restricted stock awards. Since 2006, Mr. Casey and Ms. Byrne have not received time-vested restricted stock awards, but instead have received performance-based restricted stock awards, as described below. For Messrs. Hardcastle and Freeman, as well as all other eligible employees, time-vested restricted stock awards are generally made annually.

In 2011, Mr. Hardcastle received a time-vested restricted stock award of 5,500 shares, which was 500 shares fewer than he received in 2010 and Mr. Freeman received a time-vested restricted stock award of 9,500 shares, which was 500 shares more than he received in 2010. The Committee approved Messrs. Hardcastle’s and Freeman’s 2011 restricted stock award based upon their respective individual performance factors discussed above and the Company performance factors discussed above. The 2011 restricted stock award vests as follows: 50% after two years, 75% after three years and 100% after four years, subject, in most cases, to Messrs. Hardcastle’s and Freeman’s continuing employment.

Performance-Based Restricted Stock Awards

The Committee believes that granting performance-based restricted stock awards to Mr. Casey and Ms. Byrne strongly aligns their interests with our stockholders and clients. These awards also allow them to participate in any growth in the Company’s value to which they contribute.

In 2010, the Committee granted a restricted stock award to Mr. Casey for 175,000 shares of restricted common stock, which vests over a period of five years, 35,000 shares per year; provided that, with respect to each fiscal year the performance goal for such period has been met. For 2011, the performance goal was “adjusted pre-tax income” (as defined below) of not less than $19,330,265 representing a five-year compound annual growth rate of 10% over 2006 adjusted pre-tax income of $12,002,574. In each subsequent vesting year, the performance goal for further vesting of the restricted stock will be determined by the Committee and established in writing no later than 90 days after the commencement of such fiscal year. If the performance goal is not met in any year, the

Committee may establish a goal for a subsequent year which, if achieved or exceeded, may result in full or partial vesting of the shares that did not otherwise become vested in a prior year. Performance goals will in all events be based upon criteria set forth in the Stock Incentive Plan.

In 2006, the Committee granted a restricted stock award to Ms. Byrne for 300,000 shares of restricted common stock, which vests over a period of six years, 50,000 shares per year; provided that, with respect to each fiscal year, the performance goal for such period has been met. For 2011, the performance goal was “adjusted pre-tax income” (as defined below) of not less than $19,330,265 representing a five-year compound annual growth rate of 10% over 2006 adjusted pre-tax income of $12,002,574. In each subsequent vesting year, the performance goal for further vesting of the restricted stock will be determined by the Committee and established no later than 90 days after the commencement of such fiscal year. If, in any year, the performance goal is not met, the Committee may establish a goal for a subsequent year that, if achieved or exceeded, may result in full or partial vesting of the shares that did not otherwise become vested in a prior year. Performance goals will in all events be based upon the Company’s adjusted pre-tax income.

Adjusted pre-tax income is determined based on our audited financial statements and is equal to our income before income taxes increased by the expenses incurred for the year for (i) the annual cash incentive awards earned by Mr. Casey and Ms. Byrne, (ii) incentive compensation for all other Company employees, and (iii) performance-based restricted stock awards to Mr. Casey and Ms. Byrne. The Committee chose adjusted pre-tax income as the basis for the performance-based vesting formula because it believes that such financial measure is a meaningful indicator of our performance and profitability and also believes that structuring the performance-based annual incentive awards in this way closely aligns the interests of these executives with our stockholders.

On February 23, 2012, the Committee certified that the performance goal for 2011 was achieved and Mr. Casey vested in 35,000 shares and Ms. Byrne vested in 50,000 shares. As allowed under the Stock Incentive Plan and approved by the Committee, Mr. Casey surrendered 12,757 and Ms. Byrne surrendered 18,000 of these shares in order to partially satisfy tax withholding requirements due to the vesting of these shares.

It is anticipated that performance-based restricted stock awards for Mr. Casey and Ms. Byrne will qualify for the performance-based compensation exemption from the deduction limitation provisions of 162(m) of the Internal Revenue Code (“Section 162(m)”). The specific performance goal for which Mr. Casey’s and Ms. Byrne’s performance-based restricted stock awards vest for the year is established within 90 days after the beginning of the vesting year, as required by Section 162(m).

The Company does not have a formal policy on timing equity compensation grants in connection with the release of material non-public information to affect the value of compensation. In the event that material non-public information becomes known to the Committee prior to granting equity awards, the Committee will take the existence of such information under advisement and make an assessment in its business judgment whether to delay the grant of the equity award in order to avoid any impropriety or any appearance of impropriety.

Employee and Post-Retirement Benefits

We offer employee and post-retirement benefits to all Company employees, including the named executive officers, in order to provide them with a reasonable level of financial support in the event of injury, illness, or disability and to help them accumulate retirement savings on a tax-favored basis. All Company employees are eligible to participate in all benefit programs including medical, dental and vision insurance coverage, disability insurance and life insurance. In addition, all employees are eligible to participate in the Westwood Holdings Group, Inc. Savings Plan (the “Savings Plan”). The cost of health insurance and the Savings Plan is partially borne by employees, including the named executive officers. We bear the cost of disability insurance and a set amount of term life insurance for all employees.

Savings Plan and Matching Contributions

Under the Savings Plan, all Company employees are eligible to make 401(k) contributions to their plan accounts, subject to the annual IRS limits. We fully match employee contributions up to 6% of their eligible compensation (subject to IRS limits). Employees are vested immediately in their 401(k) contribution as well as the Company match.

Profit Sharing Contributions

The Savings Plan also authorizes us to make discretionary annual contributions to employees’ Savings Plan accounts based on our profitability and performance. The profit sharing component of the Savings Plan is meant to be broad-based and all employees are eligible for discretionary profit sharing contributions. Profit sharing contributions are subject to a six-year graded vesting schedule based on an employee’s years of service. For 2011, we made a discretionary contribution for all employees equal to 5% of their eligible compensation.

For 2011, the Company made 401(k) Company matching contributions and Company profit sharing contributions totaling $26,950 for each of our named executive officers.

Perquisites

We do not provide significant perquisites or personal benefits to the named executive officers.

Tax and Accounting Implications

Compliance with Section 162(m) of the Internal Revenue Code

Section 162(m) disallows a federal income tax deduction to publicly-held companies for certain compensation paid to the chief executive officer and certain other highly-compensated officers to the extent that compensation exceeds $1 million per executive officer covered by Section 162(m) in any fiscal year. However, performance-based compensation that meets certain requirements is excluded from this $1 million limitation.

In designing our compensation program, the Committee considers the effect of Section 162(m) together with other factors relevant to our business needs. We have historically taken, and intend to continue taking, appropriate actions, to the extent we believe desirable, to preserve the deductibility of executive compensation. The Committee considers it important to preserve the tax deductibility of compensation for its named executive officers, consistent with achieving its goal of retaining its executive management team; however, the Committee has not adopted a policy that all compensation paid must be tax-deductible and qualified under Section 162(m).

2012 Compensation Arrangements

Effective February 7, 2012, Mr. Freeman was named Chief Investment Officer of the Company. In connection with his promotion, Mr. Freeman entered into an employment agreement with the Company.

Under the terms of Mr. Freeman’s employment agreement, (i) his base salary was increased to $500,000, (ii) he is eligible to receive performance-based and discretionary bonuses under the Stock Incentive Plan, (iii) he is eligible to earn a mutual fund share bonus award pursuant to the terms of the Mutual Fund Share Incentive Agreement that he entered into in connection with his employment agreement, and (iv) he received a performance-based restricted stock award for 100,000 shares of restricted common stock that vests over five years, 20,000 shares per year; provided that the annual performance goal for such period is met.

Under the terms of the Stock Incentive Plan, Mr. Freeman will receive, at a minimum, annual performance-based and discretionary bonuses equal to at least 1.5% of the Company’s adjusted pre-tax income. For 2012, adjusted pre-tax income shall be determined based on the Company’s audited financial statements and shall be equal to income before income taxes increased by the expenses incurred for the year for (i) incentive compensation for all officers and employees and (ii) performance-based restricted stock awards. The calculation will exclude revenues and expenses associated with subsidiaries acquired or newly launched in 2012. Mr. Freeman must be employed by the Company to receive payment of this award.

Under the terms of the Mutual Fund Share Incentive Agreement, Mr. Freeman is eligible to receive mutual fund share bonus awards based on the performance of the Westwood Income Opportunity Fund during the 2012 calendar year. In general, mutual fund share bonus awards may be granted from time to time by the Board of Directors of the Company or the Compensation Committee of the Board of Directors and subject to meeting Company performance goals, as established by the Compensation Committee during the first quarter of each year, and in accordance with the terms of the Stock Incentive Plan. Each year, Mr. Freeman and the Company will enter into a mutual fund share incentive agreement that establishes (1) a target bonus amount that is no less than the amount of Mr. Freeman’s base salary and (2) “Morningstar Ratings” and “Applicable Percentages” that provide Mr. Freeman an equal or better opportunity to receive a performance bonus as under the previous year’s mutual fund share incentive agreement between Mr. Freeman and the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Richard M. Frank, Chairman
Geoffrey R. Norman
Raymond E. Wooldridge

2011 Summary Compensation Table

The following table summarizes all compensation earned by our named executive officers in the years indicated.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Non-Equity Incentive Plan Compen- sation ($) (f)	All Other Compen- sation ($) (g)	Total ($) (h)
Brian O. Casey, President and Chief Executive Officer	2011 2010 2009	500,000 483,333 450,000	— — —	1,396,500 1,396,500 470,250	1,119,833 866,057 597,608	26,950 26,950 24,500	3,043,283 2,772,840 1,542,358
William R. Hardcastle, Jr., Vice President and Chief Financial Officer	2011 2010 2009	183,333 175,000 175,000	150,000 150,000 110,000	201,300 235,320 214,830	— — —	26,950 26,950 24,500	561,583 587,270 524,330
Mark R. Freeman, Executive Vice President and Co-Chief Investment Officer	2011	262,500	656,000	347,700	—	26,950	1,293,150
Susan M. Byrne, Chairman of the Board and Co-Chief Investment Officer	2011 2010 2009	750,000 750,000 750,000	— — —	940,500 940,500 940,500	2,986,220 2,309,485 1,593,622	26,950 26,950 24,500	4,703,670 4,026,935 3,308,622

Notes, by column letter:

(d)	Messrs. Hardcastle and Freeman were granted non-plan cash incentive awards from a Company bonus pool, which was not based upon any pre-established performance goals. See the “Compensation Discussion & Analysis” section above for a further description of Messrs. Hardcastle’s and Freeman’s 2011 cash incentive awards.

(e)	For 2011, the amounts contained in column (e) reflect (1) for Mr. Casey, the grant date fair value of the tranche of his 2010 performance-based restricted stock award that was subject to vesting in 2011 (35,000 shares), (2) for Ms. Byrne, the grant date fair value of the tranche of her 2006 performance-based restricted stock award that was subject to vesting in 2011 (50,000 shares), (3) for Mr. Hardcastle, the grant date fair value of his time-vested restricted stock award granted in 2011 (5,500 shares) and (4) for Mr. Freeman, the grant date fair value of his time-vested restricted stock award granted in 2011 (9,500 shares).

For 2010, the amounts contained in column (e) reflect (1) for Mr. Casey, the grant date fair value of the tranche of his 2010 performance-based restricted stock award that was subject to vesting in 2010

(35,000 shares), (2) for Ms. Byrne, the grant date fair value of the tranche of her 2006 performance-based restricted stock award that was subject to vesting in 2010 (50,000 shares), and (3) for Mr. Hardcastle, the grant date fair value of his time-vested restricted stock award granted in 2010 (6,000 shares).

For 2009, the amounts contained in column (e) reflect (1) for Mr. Casey, the grant date fair value of the tranche of his 2006 performance-based restricted stock award that was subject to vesting in 2009 (25,000 shares), (2) for Ms. Byrne, the grant date fair value of the tranche of her 2006 performance-based restricted stock award that was subject to vesting in 2009 (50,000 shares); and (3) for Mr. Hardcastle, the grant date fair value of his time-vested restricted stock award granted in 2009 (7,000 shares).

The above grant date fair values reported in column (e) were calculated in accordance with Accounting Standards Codification Topic 718 (“ASC 718”), “Stock Compensation,” except no assumptions for forfeitures were included. The assumptions used in the valuation of the restricted stock awards are discussed in footnote “9. Employee Benefits” of our audited financial statements, which are included in our 2011 Form 10-K filed with the Securities and Exchange Commission on February 28, 2012. See the “Compensation Discussion & Analysis” section above for a further description of these restricted stock awards.

(f)	The amounts in column (f) reflect the cash payment of 3% and 8% of our adjusted pre-tax income for the respective year to Mr. Casey and Ms. Byrne, respectively, in accordance with their annual cash incentive award. The Company’s adjusted pre-tax income for 2011, 2010 and 2009 was $37,327,753, $28,868,561, and $19,920,273, respectively. See the “Compensation Discussion & Analysis” section above for a further description of these cash incentive awards.

(g)	The amounts in column (g) reflect each named executive officer’s 401(k) Company matching contribution and Company profit sharing contribution under the Westwood Holdings Group, Inc. Savings Plan. See the “Compensation Discussion & Analysis” section above for a further description of the plan contributions in 2011.

We have employment agreements with Mr. Casey and Ms. Byrne. Under these agreements these officers receive a minimum base salary, are eligible to receive performance-based and discretionary bonuses, receive restricted shares (subject to performance conditions), could become fully vested in their unvested equity compensation (depending on the cause of termination of employment) and could receive salary and benefits for one year after the termination of their employment (depending on the cause of termination of employment). In accordance with the terms of his employment agreement, Mr. Casey is paid a minimum annual salary of $500,000 and may receive a maximum annual incentive award of 3% of our adjusted pre-tax income. In accordance with the terms of her employment agreement, Ms. Byrne is paid a minimum annual salary of $750,000. Ms. Byrne is currently eligible to receive a maximum annual incentive award of 8% of our adjusted pre-tax income. The agreements expire on April 30, 2015 for Mr. Casey and April 30, 2012 for Ms. Byrne. See the “Executive Employment Agreements” section set forth below for further discussion of these employment agreements.

Grants of Plan-Based Awards in 2011

The following table summarizes all grants of plan-based awards made to our named executive officers in 2011. The equity plan-based awards set forth in the following table consisted solely of restricted shares of our common stock that were granted under the Stock Incentive Plan.

								All Other Stock Awards: Number
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			of Shares	Grant Date Fair Value of Stock ($) (j)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	of Stock (#) (i)
Brian O. Casey	12/31/11	N/A	1,119,833	N/A
	2/23/11				N/A	35,000	N/A		1,396,500
William R. Hardcastle, Jr.	2/23/11	—	—	—	—	—	—	5,500	201,300
Mark R. Freeman	2/23/11	—	—	—	—	—	—	9,500	347,700
Susan M. Byrne	12/31/11	N/A	2,986,220	N/A
	2/23/11				N/A	50,000	N/A		940,500

Notes, by column letter:

(d)	The amounts in column (d) reflect the payment of 3% and 8% of our 2011 adjusted pre-tax income to Mr. Casey and Ms. Byrne, respectively, in accordance with their annual cash incentive award. There were no threshold or maximum award levels (or equivalent items) for these annual cash incentive awards. The Company’s adjusted pre-tax income for 2011 was $37,327,753. See the “Compensation Discussion & Analysis” section above for a further description of these cash incentive awards.

(g)	The amounts in column (g) reflect the tranche of Mr. Casey’s and Ms. Byrne’s performance-based restricted stock awards that is subject to vesting in 2011 upon our adjusted pre-tax income for 2011 being at least $19,330,265, representing a five-year compound annual growth rate of 10% over the adjusted pre-tax income for the year 2006. There were no threshold or maximum award levels (or equivalent items) for these performance-based annual restricted stock awards. See the “Compensation Discussion & Analysis” section above for a further description of these performance-based restricted stock incentive awards.

(i)	The amount in column (i) reflects the time-vested restricted stock award granted to Messrs. Hardcastle and Freeman in 2011. The shares vest as follows: 50% after two years, 75% after three years and 100% after four years.

(j)	The amounts in column (j) reflect the grant date fair value of (1) the tranche of Mr. Casey’s and Ms. Byrne’s performance-based restricted stock award that is subject to vesting in 2011, and (2) Messrs. Hardcastle’s and Freeman’s time-vested restricted stock award granted in 2011, computed in accordance with ASC 718 (except no assumptions for forfeitures were included). The assumptions used in the valuation of the restricted stock awards are discussed in footnote “9. Employee Benefits” of our audited financial statements, which are included in our 2011 Form 10-K filed with the Securities and Exchange Commission on February 28, 2012. The grant date fair value for Messrs. Hardcastle and Freeman’s awards was based on $36.60 per share, which was the closing price of our common stock on the original grant date of February 23, 2011, adjusted for the accrual of dividends on unvested shares. The grant date fair value for Mr. Casey and Ms. Byrne’s awards was based upon $39.90 and $18.81 per share, respectively, which were the closing prices of our common stock on the original grant dates in April 2010 and May 2006, respectively.

Stock Incentive Plan

All equity-based incentive awards are governed by the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan, which currently permits the award of 3,398,100 shares of our common stock under the Stock Incentive Plan.

In 2011, awards under the Stock Incentive Plan consisted of our authorized restricted common stock. Awards under the Stock Incentive Plan may be made to employees, including officers and directors who may be employees, non-employee directors, and consultants. Any shares issued under the Stock Incentive Plan may consist of authorized but unissued shares or reacquired shares or a combination thereof.

The Stock Incentive Plan authorizes the grant of several types of equity-based awards, including incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), restricted stock, stock purchase rights and performance shares (in the form of deferred stock awards). The Stock Incentive Plan also authorizes cash awards in the form of annual incentive awards, performance-based awards, and discretionary bonus awards. The various types of awards authorized under the Stock Incentive Plan may be utilized in the future if determined to be appropriate by the Committee. To date the Committee has limited its equity-based awards under the Stock Incentive Plan to NSOs and restricted stock and the Committee currently expects that its future equity-based awards will likely be limited to restricted stock. The Committee believes that restricted stock is the most effective vehicle to align the interests of employees with stockholders and clients. Unless the Committee determines otherwise, the recipient of restricted shares will generally have the right to vote the restricted shares. The Committee may also determine whether dividends will be payable with respect to restricted shares (at the same rate that is paid to all our stockholders generally) and, if so, may impose vesting and repayment conditions with respect to such dividends. Historically, we paid dividends on shares of restricted stock as and when dividends were paid to our stockholders. Beginning with the 2011 restricted stock grant, dividends payable on unvested restricted stock are accrued, subject to forfeiture conditions and payable to the recipient only when the underlying shares of restricted stock vest. The Committee believes that the terms and conditions for restricted stock awards offer the best balance of providing value to the employee if we are successful as a company as well as providing a mechanism to retain key employees over the long-term as they build a meaningful portion of their wealth in the form of equity in us.

The Board or the Committee administers the Stock Incentive Plan with respect to all eligible individuals. Cash incentive awards earned in a given year are typically communicated to employees and paid in the first quarter of the following year to coincide with year-end performance reviews. In 2009, 2010 and 2011, a portion of certain employees’ cash incentive bonus was paid at mid-year to coincide with the personal tax liability resulting from restricted stock vesting. Prior to 2008, restricted stock grants were generally awarded annually by the Committee at its July meeting, which coincided with the timing of the first annual equity grants that were awarded shortly after our spin-off in July 2002. Since 2008, annual time-vested restricted stock awards have generally been awarded in the first quarter of the year in order to better synchronize the payment of cash incentive bonus awards with the withholding tax liability resulting from restricted stock vesting.

Time-vested restricted stock awards are subject to the following four-year vesting schedule: 50% after two years, 75% after three years and 100% after four years. The Committee believes that this long-term vesting schedule is effective in acting as a retention tool for Messrs. Hardcastle and Freeman and other non-executive employees. All employees are eligible to receive time-vested restricted stock awards.

The Committee makes all determinations involving awards that are exempt from the deduction limitations of Section 162(m). Determinations of the Committee are final, conclusive, and binding upon all persons having an interest in the Stock Incentive Plan. However, any action or determination by the Committee specifically affecting or relating to an award to a non-employee director will be approved and ratified by the Board of Directors.

Executive Employment Agreements

The Committee believes that the retention of our named executive officers and other key employees is critical to our opportunity for future success. In order to formalize a long-term commitment with the top three executive officers, we executed employment agreements with our Chief Executive Officer, Brian O. Casey, in April 2010, our Co-Chief Investment Officer, Susan M. Byrne, in 2006 and our Co-Chief Investment Officer, Mark Freeman, in February 2012. The agreements broadly address the terms of their employment with the Company, including, among other things, duties, compensation and benefits, termination, and the effect of termination. In addition, the employment agreements include non-solicitation covenants and non-competition covenants that apply in specified circumstances for a period of one year following the date of termination.

The Committee determined that Mr. Casey is critical to our future success, due to his significant responsibilities and contributions to the ongoing day-to-day operation of the business, his involvement in marketing our products, his development and direction of strategic initiatives and corporate development, as well as his participation in the development of new products. As a result, the Committee determined that it was in our best interests to enter into an employment agreement with Mr. Casey that is effective through April 30, 2015.

The Committee determined that Ms. Byrne is critical to our future success, due to her significant responsibilities and contributions to the development and oversight of our investment strategy, her day-to-day operation and oversight of our investment function (including risk management), her integral importance to the ongoing success of our investment performance as well as her involvement in product development, strategic initiatives and marketing our products. As a result, the Committee determined that it was in our best interests to enter into an employment agreement with Ms. Byrne that is effective through April 30, 2012.

The Committee determined that Mr. Freeman is critical to our future success, due to his significant responsibilities and contributions to the development and oversight of our investment policy, the development of the Company’s macroeconomic and investment outlook, his day-to-day operation and oversight of our investment department, his monitoring of absolute risk and consistency of quality across all investment strategies, his integral importance to the ongoing success of our investment performance as well as his involvement in product development, strategic initiatives and marketing our products. As a result, the Committee determined that it was in our best interests to enter into an employment agreement with Mr. Freeman that is effective through January 1, 2017.

Outstanding Equity Awards at December 31, 2011

The following table summarizes all outstanding equity awards held by our named executive officers as of December 31, 2011.

	Option Awards			Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares of Stock That Have Not Vested (#) (g)	Market Value of Shares of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($) (j)
Brian O. Casey	12,000	12.90	7/2/12
						105,000	3,837,750
William R. Hardcastle, Jr.				16,375	598,506
Mark R. Freeman				25,750	941,163
Susan M. Byrne						—	—

Notes, by column letter:

(g)	The shares in column (g) will vest in late February of each year according to the following schedule provided that the individual is, in most cases, still employed by us on the vesting date.

	Shares scheduled to vest
Name	2012	2013	2014	2015
William R. Hardcastle, Jr.	6,125	6,000	2,875	1,375
Mark Freeman	9,250	9,500	4,625	2,375

(i)	The shares in column (i) represent (1) an unearned, performance-based restricted stock incentive award granted to Mr. Casey in 2010 under the Stock Incentive Plan, which will vest according to the following schedule; provided that Mr. Casey is, in most cases, still employed by us on the vesting date and the applicable performance goal is achieved for the respective year. Each year during the applicable vesting period, the Compensation Committee will establish a specific goal for that year’s vesting of the restricted shares. For Mr. Casey, the performance goal will be based upon criteria set forth in the Stock Incentive Plan. The specific performance goal for each year will be established no later than March 31 of the vesting year, as required by Section 162(m). If in any year during the vesting period the performance goal is not met, the Committee may establish a goal for a subsequent vesting period that, if achieved or exceeded, may result in full or partial vesting of the shares that did not otherwise become vested in a prior year. See the “Compensation Discussion & Analysis” section above for a further description of this performance-based restricted stock incentive award.

	Shares scheduled to vest as of December 31,
Name	2012	2013	2014
Brian O. Casey	35,000	35,000	35,000

(h),	(j) The amounts in columns (h) and (j) reflect the value of the shares shown in columns (g) and (i), respectively, multiplied by $36.55, the closing market price of our common stock as of December 30, 2011, the last business day in 2011.

Option Exercises and Stock Vested in 2011

The following table summarizes all options exercised and shares vested by our named executive officers for the year ended December 31, 2011.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Brian O. Casey	—	—	35,000	1,279,250
William R. Hardcastle, Jr.	5,000	125,566	6,375	237,581
Mark Freeman	5,000	125,650	9,375	349,275
Susan M. Byrne	—	—	50,000	1,827,500

Notes, by column letter:

(b)	Stock options in column (b) were issued in July of 2002, have an exercise price of $12.90 per share and have a term of ten years from the date of grant.

(c)	Values in column (c) reflect the amounts realized upon the sale of acquired shares net of the respective exercise price of the stock option award.

(e)	Values in column (e) reflect 4,875 and 1,500 shares of time-vested restricted stock for Mr. Hardcastle that vested as of February 23 and July 1, 2011, respectively, at per share market values of $36.95 and $38.30, respectively; 7,250 and 2,125 shares of time-vested restricted stock for Mr. Freeman that vested as of February 23 and July 1, 2011, respectively, at per share market values of $36.95 and $38.30, respectively; and 35,000 and 50,000 shares of performance-based restricted stock for Mr. Casey and Ms. Byrne, respectively, that vested as of December 31, 2011 at a market value of $36.55 per share.

Potential Payments Upon Termination or Change in Control

Set forth below is a summary of the compensation and benefits payable to Mr. Casey, Ms. Byrne, Mr. Hardcastle and Mr. Freeman in the event their employment is terminated. For purposes of this disclosure, we have calculated benefits assuming a December 31, 2011 termination date. As of December 31, 2011, we had executive employment agreements with Mr. Casey and Ms. Byrne, and as of February 7, 2012, we had an employment agreement with Mr. Freeman. For further information on the employment agreements, see “Executive Employment Agreements” above.

Under the terms of our Stock Incentive Plan, in the event of their death or a “change in control” of the Company, Messrs. Hardcastle’s and Freeman’s unvested restricted stock awards would vest. These shares had a value of $598,506 for Mr. Hardcastle and $941,163 for Mr. Freeman as of December 31, 2011. Other than the acceleration of Mr. Hardcastle’s restricted stock awards upon his death or a “change in control,” Mr. Hardcastle is not contractually entitled to any other severance payments upon his termination or a “change in control” of the Company.

Under the employment agreements in place, the payments to Mr. Casey and Ms. Byrne could vary depending on the cause of termination and whether or not the Board of Directors elects to enforce a non-compete agreement. Under the employment agreement in place for Mr. Freeman, the payments to Mr. Freeman could vary depending upon the cause of termination and whether or not the Board of Directors elects to enforce a “Mandatory Inactivity Period.” For the purposes hereof, a “Mandatory Inactivity Period” shall mean the three-month period of time immediately following Mr. Freeman’s termination during which he may not (a) in any capacity provide investment advisory services or investment management services in competition with the Company or (b) establish, join, participate in, acquire or maintain ownership in, or provide investment advisory services to, any U.S.-based entity that offers services and/or products that compete with the Company. Additionally, these agreements contain a “single trigger” change in control provision pursuant to which Mr. Casey, Ms. Byrne and Mr. Freeman are entitled to certain payments and benefits in the event they voluntarily terminate their employment with the Company within the ninety-day period, or in the case of Mr. Freeman, the thirty-day period, immediately following the date that is three (3) months following change in control of the Company. The Committee believes that a “single trigger” change in control provision (1) provides a powerful retention device during change in control discussions, and (2) ensures Mr. Casey, Ms. Byrne and Mr. Freeman are not deprived of the benefits that they earned or reasonably should expect to receive if there was no change in control. The various payment scenarios for Mr. Casey and Ms. Byrne are described immediately below, and the various payment scenarios for Mr. Freeman are described thereafter.

The various payment scenarios for Mr. Casey and Ms. Byrne are:

Payments upon termination without cause where the non-compete agreement is enforced

Amounts under this scenario include the following to the extent they have not been already paid:

•	amounts earned by the executive during his employment

•	one year’s worth of salary paid in monthly installments, less the amount of medical insurance premiums the executive would pay had he or she remained employed

•	bonus and incentive compensation earned by the executive as of the termination date

•	not less than four weeks of vacation time that was earned and unused by the executive

•	medical benefits for the executive and his or her eligible dependents for twelve months following termination

•

all unvested stock options and restricted shares shall be fully vested for the executive; provided, however, that in the case of Mr. Casey, to the extent that any such awards are subject to performance-based vesting conditions that are intended to qualify for the performance-based compensation exemption from Section 162(m) of the Internal Revenue Code, then those awards will only become vested if and to the extent that such awards would have become vested in accordance with their terms if Mr. Casey’s employment had continued.

Payments upon termination without cause where the non-compete agreement is not enforced

Amounts under this scenario include the following to the extent they have not been already paid:

•	amounts earned by the executive during his or her employment

•	bonus and incentive compensation earned by the executive as of the termination date

•	not less than four weeks of vacation time that was earned and unused by the executive

•	medical benefits for the executive and his or her eligible dependents for twelve months following termination

•

all unvested stock options and restricted shares shall be fully vested; provided, however, that in the case of Mr. Casey, to the extent that any such awards are subject to performance-based vesting conditions that are intended to qualify for the performance-based compensation exemption from Section 162(m) of the Internal Revenue Code, then those awards will only become vested if and to the extent that such awards would have become vested in accordance with their terms if Mr. Casey’s employment had continued.

Payments upon termination with cause or by the executive without good reason where the non-compete agreement is enforced

Amounts under this scenario include the following to the extent they have not been already paid:

•	amounts earned by the executive during his or her employment

•	one year’s worth of salary paid in monthly installments for twelve months, less the amount of medical insurance premiums the executive would pay had he or she remained employed

•	bonus and incentive compensation earned by the executive as of the termination date

•	not less than four weeks of vacation time that was earned and unused by the executive

•	medical benefits for the executive and his or her eligible dependents for twelve months following termination.

All unvested stock options and restricted shares shall be forfeited under this scenario.

Payments upon termination with cause or by the executive without good reason where the non-compete agreement is not enforced

Amounts under this scenario include the following to the extent they have not been already paid:

•	amounts earned by the executive during his or her employment

•	bonus and incentive compensation earned by the executive as of the termination date

•	not less than four weeks of vacation time that was earned and unused by the executive

•	medical benefits for the executive and his or her eligible dependents for twelve months following termination.

All unvested stock options and restricted shares shall be forfeited under this scenario.

Payments upon termination by the executive with good reason (the non-compete agreement is automatically enforced)

Amounts under this scenario include the following to the extent they have not been already paid:

•	amounts earned by the executive during his or her employment

•	one year’s worth of salary paid in monthly installments, less the amount of medical insurance premiums the executive would pay had he or she remained employed

•	bonus and incentive compensation earned by the executive as of the termination date

•	not less than four weeks of vacation time that was earned and unused by the executive

•	medical benefits for the executive and his or her eligible dependents for twelve months following termination

•

all unvested stock options and restricted shares shall be fully vested for the executive; provided, however, that in the case of Mr. Casey, to the extent that any such awards are subject to performance-based vesting conditions that are intended to qualify for the performance-based compensation exemption from Section 162(m) of the Internal Revenue Code, then those awards will only become vested if and to the extent that such awards would have become vested in accordance with their terms if Mr. Casey’s employment had continued.

Payments upon termination due to a change in control (the non-compete agreement is automatically enforced)

Amounts under this scenario include the following to the extent they have not been already paid:

•	amounts earned by the executive during his or her employment

•	one year’s worth of salary paid in monthly installments, less the amount of medical insurance premiums the executive would pay had he or she remained employed

•	bonus and incentive compensation earned by the executive as of the termination date

•	not less than four weeks of vacation time that was earned and unused by the executive

•	medical benefits for the executive and his or her eligible dependents for twelve months following termination

•

all unvested stock options and restricted shares shall be fully vested; provided, however, that in the case of Mr. Casey, to the extent that any such awards are subject to performance-based vesting conditions that are intended to qualify for the performance-based compensation exemption from Section 162(m) of the Internal Revenue Code, then those awards will only become vested if and to the extent that such awards would have become vested in accordance with their terms if Mr. Casey’s employment had continued.

Payments upon termination due to death

Amounts under this scenario include the following to the extent they have not been already paid:

•	amounts earned by the executive during his or her employment

•	bonus and incentive compensation earned by the executive as of the termination date

•	not less than four weeks of vacation time that was earned and unused by the executive

•	medical benefits for the executive’s eligible dependents for twelve months following termination

•	all unvested stock options and restricted shares shall be fully vested.

Payments upon termination due to disability

Amounts under this scenario include the following to extent they have not been already paid:

•	amounts earned by the executive during his or her employment

•	bonus and incentive compensation earned by the executive as of the termination date

•	not less than four weeks of vacation time that was earned and unused by the executive

•	disability benefits, if any, at least equal to those then provided by the Company to disabled executives and their families

•	medical benefits for the executive and his or her eligible dependents for twelve months following termination

•	all unvested stock options and restricted shares (i) shall be fully vested for Mr. Casey and (ii) may be fully vested for Ms. Byrne at the Board of Directors’ discretion.

The various payment scenarios for Mr. Freeman are:

Payments upon termination without cause or by the executive for good reason where the Mandatory Inactivity Period is enforced

Amounts under this scenario include the following to the extent they have not been already paid:

•	amounts earned by the executive during his employment

•	three months’ worth of salary paid in monthly installments, less the amount of medical insurance premiums the executive would pay had he remained employed

•	bonus and incentive compensation earned by the executive as of the termination date

•	not less than four weeks of vacation time that was earned and unused by the executive

•	medical benefits for the executive and his eligible dependents for three months following termination

•

all unvested stock options, all unvested restricted shares and all unvested mutual fund share bonus awards shall become vested and exercisable; provided however, that if any such unvested equity or equity-based award is subject to performance-based vesting conditions that are intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, then such award will become vested only if, when and to the extent such award would have become vested in accordance with its terms if Mr. Freeman’s employment had continued; and provided further that, if such award is subject to periodic vesting based upon performance conditions established for each vesting period, then the annual performance conditions applicable to any such award following the termination of Mr. Freeman’s employment shall be the same as the last periodic performance goal established with respect to such award prior to the termination of Mr. Freeman’s employment or, if more favorable to Mr. Freeman, the periodic performance conditions established for performance-based vesting of equity or equity-based awards granted to other senior executives who are then still employed by the Company.

Payments upon termination without cause or by the executive for good reason where the Mandatory Inactivity Period is not enforced

Amounts under this scenario include the following to the extent they have not been already paid:

•	amounts earned by the executive during his employment

•	bonus and incentive compensation earned by the executive as of the termination date

•	not less than four weeks of vacation time that was earned and unused by the executive

•

all unvested stock options, all unvested restricted shares and all unvested mutual fund share bonus awards shall become vested and exercisable; provided however, that if any such unvested equity or equity-based award is subject to performance-based vesting conditions that are intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, then such award will become vested only if, when and to the extent such award would have become vested in accordance with its terms if Mr. Freeman’s employment had continued; and provided further that, if such award is subject to periodic vesting based upon performance conditions established for each vesting period, then the annual performance conditions applicable to any such award following the termination of Mr. Freeman’s employment shall be the same as the last periodic performance goal established with respect to such award prior to the termination of Mr. Freeman’s employment or, if more favorable to Mr. Freeman, the periodic performance conditions established for performance-based vesting of equity or equity-based awards granted to other senior executives who are then still employed by the Company.

Payments upon termination with cause where the Mandatory Inactivity Period is enforced

Amounts under this scenario include the following to the extent they have not been already paid:

•	amounts earned by the executive during his employment

•	three months’ worth of salary paid in monthly installments, less the amount of medical insurance premiums the executive would pay had he remained employed

•	bonus and incentive compensation earned by the executive as of the termination date

•	not less than four weeks of vacation time that was earned and unused by the executive

•	medical benefits for the executive and his eligible dependents for three months following termination.

All unvested stock options, all unvested restricted shares, and all unvested mutual fund share bonus awards shall be forfeited under this scenario.

Payments upon termination with cause where the Mandatory Inactivity Period is not enforced

Amounts under this scenario include the following to the extent they have not been already paid:

•	amounts earned by the executive during his employment

•	bonus and incentive compensation earned by the executive as of the termination date

•	not less than four weeks of vacation time that was earned and unused by the executive.

All unvested stock options, all unvested restricted shares, and all unvested mutual fund share bonus awards shall be forfeited under this scenario.

Payments upon termination by the executive without good reason where the Mandatory Inactivity Period is enforced

Amounts under this scenario include the following to the extent they have not been already paid:

•	amounts earned by the executive during his employment

•	three months’ worth of salary paid in monthly installments, less the amount of medical insurance premiums the executive would pay had he remained employed

•	bonus and incentive compensation earned by the executive as of the termination date

•	not less than four weeks of vacation time that was earned and unused by the executive

•	medical benefits for the executive and his eligible dependents for three months following termination.

All unvested stock options and restricted shares shall be forfeited under this scenario. Additionally, all unvested mutual fund share bonus awards shall vest sixty (60) days after the first anniversary of the termination date, unless a final determination is made in binding arbitration that the executive either directly or indirectly sold or provided products that are the same or similar to any product that the Company is providing as of, and about which the executive had confidential information during the year prior to, the termination date; provided, however, that if any such unvested equity or equity-based award is subject to performance-based vesting conditions that are intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, then such award will become vested only if, when and to the extent such award would have become vested in accordance with its terms if Mr. Freeman’s employment had continued; and provided further that, if such award is subject to periodic vesting based upon performance conditions established for each vesting period, then the annual performance conditions applicable to any such award following the termination of Mr. Freeman’s employment shall be the same as the last periodic performance goal established with respect to such award prior to the termination of Mr. Freeman’s employment or, if more favorable to Mr. Freeman, the periodic performance conditions established for performance-based vesting of equity or equity-based awards granted to other senior executives who are then still employed by the Company.

Payments upon termination by the executive without good reason where the Mandatory Inactivity Period is not enforced

Amounts under this scenario include the following to the extent they have not been already paid:

•	amounts earned by the executive during his employment

•	bonus and incentive compensation earned by the executive as of the termination date

•	not less than four weeks of vacation time that was earned and unused by the executive.

All unvested stock options and all unvested restricted shares shall be forfeited under this scenario. Additionally, all unvested mutual fund share bonus awards shall vest sixty (60) days after the first anniversary of the termination date unless a final determination is made in binding arbitration that the executive either directly or indirectly sold or provided products that are the same or similar to any product that the Company is providing as of, and about which the executive had confidential information during the year prior to, the termination date; provided, however, that if any such unvested equity or equity-based award is subject to performance-based vesting conditions that are intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, then such award will become vested only if, when and to the extent such award would have become vested in accordance with its terms if Mr. Freeman’s employment had continued; and provided further that, if such award is subject to periodic vesting based upon performance conditions established for each vesting period, then the annual performance conditions applicable to any such award following the termination of Mr. Freeman’s employment shall be the same as the last periodic performance goal established with respect to such award prior to the termination of Mr. Freeman’s employment or, if more favorable to Mr. Freeman, the periodic performance conditions established for performance-based vesting of equity or equity-based awards granted to other senior executives who are then still employed by the Company.

Payments upon termination due to a change in control (assuming that Mr. Freeman terminates his employment after the 90th day, but before the 121st day, immediately following a change in control)

Amounts under this scenario include the following to the extent they have not been already paid:

•	amounts earned by the executive during his employment

•	three months’ worth of salary paid in monthly installments, less the amount of medical insurance premiums the executive would pay had he remained employed

•	bonus and incentive compensation earned by the executive as of the termination date

•	not less than four weeks of vacation time that was earned and unused by the executive

•	medical benefits for the executive and his eligible dependents for three months following termination

•

all unexercised stock options, all unvested restricted shares, all unvested mutual fund share bonus awards and all other unvested equity-incentive compensation awards shall become vested and exercisable.

Payments upon termination due to death

Amounts under this scenario include the following to the extent they have not been already paid:

•	amounts earned by the executive during his employment

•	bonus and incentive compensation earned by the executive as of the termination date

•	not less than four weeks of vacation time that was earned and unused by the executive

•	medical benefits for the executive’s eligible dependents for twelve months following termination

•

all unexercised stock options, all unvested restricted shares, all unvested mutual fund share bonus awards and all other equity-incentive compensation awards theretofore granted shall become vested and exercisable.

Payments upon termination due to disability

Amounts under this scenario include the following to the extent they have not been already paid:

•	amounts earned by the executive during his employment

•	bonus and incentive compensation earned by the executive as of the termination date

•	not less than four weeks of vacation time that was earned and unused by the executive

•	disability benefits, if any, at least equal to those then provided by the Company to disabled executives and their families

•	medical benefits for the executive and his eligible dependents for twelve months following termination

•	all unexercised stock options, all unvested restricted shares, all unvested mutual fund share bonus awards and all other equity-incentive compensation awards shall become vested and exercisable.

The following tables show the amounts each officer would receive under different scenarios.

Severance and change in control arrangements for Mr. Casey:

Benefits/payments upon termination	For cause or voluntary Termination without good reason		Without cause		Resign with good reason or terminated due to change in control	Death	Disability
Non-compete enforced?	Y	N	Y	N	Y	N/A	N/A
Base salary for an additional year (1)	$495,080	$—	$495,080	$—	$495,080	$—	$—
Performance shares (2)	—	—	5,117,000	5,117,000	5,117,000	5,117,000	5,117,000
Medical benefits (3)	12,378	12,378	12,378	12,378	12,378	12,378	12,378

Total	$507,458	$12,378	$5,624,458	$5,129,378	$5,624,458	$5,129,378	$5,129,378

Severance and change in control arrangements for Ms. Byrne:

Benefits/payments upon termination	For cause or voluntary Termination without good reason		Without cause		Resign with good reason or terminated due to change in control	Death	Disability
Non-compete enforced?	Y	N	Y	N	Y	N/A	N/A
Base salary for an additional year (1)	$747,540	$—	$747,540	$—	$747,540	$—	$—
Performance shares (2)	—	—	1,827,500	1,827,500	1,827,500	1,827,500	1,827,500
Medical benefits (3)	6,966	6,966	6,966	6,966	6,966	6,966	6,966

Total	$754,506	$6,966	$2,582,006	$1,834,466	$2,582,006	$1,834,466	$1,834,466

Notes:

(1)	Amounts reflect one year’s base salary, less the amount of medical insurance premiums the respective executive would pay had he or she remained employed with the Company.

(2)

Amounts reflect the estimated value of the acceleration of the respective executive’s outstanding performance-based restricted stock awards (140,000 shares for Mr. Casey and 50,000 shares for Ms. Byrne, which share amounts are equal to the number of performance-based restricted stock shares that vested in 2011, plus the number of outstanding performance-based restricted stock shares that are reported in the “Outstanding Equity Awards at December 31, 2011” table), using our stock price as of the last day of business in 2011, $36.55 per share. Amounts shown under the Disability column for Ms. Byrne are subject to accelerated vesting at the discretion of our Board.
(3)	The amount reflects the Company’s estimated premiums to continue medical benefits for the executive and dependents, as applicable, for twelve months after termination.

Severance and change in control arrangements for Mr. Freeman:

	$000,0000	$000,0000	$000,0000	$000,0000	$000,0000	$000,0000	$000,0000
Benefits/payments upon termination	For cause or voluntary termination without good reason		Without cause/resign with good reason		Terminated due to change in control	Death	Disability
Mandatory inactivity period enforced?	Y	N	Y	N	Y	N/A	N/A
Base salary for an additional three months (1)	$123,770	$—	$123,770	$—	$123,770	$—	$—
Restricted shares (2)	—	—	941,163	941,163	941,163	941,163	941,163
Medical benefits (3)	3,094	—	3,094	—	3,094	12,378	12,378

Total	$126,864	$—	$1,068,027	$941,163	$1,068,027	$953,541	$953,541

Notes:

(1)	Amounts reflect three months’ base salary, less the amount of medical insurance premiums Mr. Freeman would pay had he remained employed with the Company.

(2)	Amounts reflect the estimated value of acceleration of Mr. Freeman’s outstanding time-vested restricted stock awards (25,750 shares, which share amounts are equal to the number of outstanding time-vested restricted stock shares that are reported in the “Outstanding Equity Awards at December 31, 2011” table), using our stock price as of the last day of business in 2011, $36.55 per share.

(3)	The amount reflects the Company’s estimated premiums to continue medical benefits for Mr. Freeman and his dependents, as applicable, for three months after termination, except in the case of termination due to Mr. Freeman’s death or disability, in which case medical benefits for Mr. Freeman and his dependents, as applicable, continue for twelve months after termination.

The amounts shown in the preceding tables do not include payments and benefits to the extent they are paid to all employees upon termination of employment, including:

•	accrued salary and vacation pay

•	distribution of the balance held by the individual under our Savings Plan

•	amounts paid under other benefit plans, including our family and medical leave of absence and long-term disability programs.

Definitions under the terms of the Stock Incentive Plan

Change in Control shall mean:

•

a merger or consolidation of the Company with or into another corporation in which the Company shall not be the surviving corporation (other than a merger undertaken solely in order to reincorporate in another state) (for purposes hereof, the Company shall not be deemed the surviving corporation in any such transaction if, as the result thereof, it becomes a wholly-owned subsidiary of another corporation)

•	a dissolution of the Company

•	a transfer of all or substantially all of the assets of the Company in one transaction or a series of related transactions to one or more other persons or entities

•

a transaction or series of transactions that results in any entity, person, or group, becoming the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; or during any period of two (2) consecutive years commencing on or after January 1, 2005, individuals who at the beginning of the period constituted the Company’s Board of Directors cease for any reason to constitute at least a majority, unless the election of each director who was not a director at the beginning of the period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period; provided, however, that a “Change in Control” shall not be deemed to have occurred if the ownership of 50% or more of the combined voting power of the surviving corporation, asset transferee or Company (as the case may be), after giving effect to the transaction or series of transactions, is directly or indirectly held by (A) a trustee or other fiduciary under an employee benefit plan maintained by the Company, (B) one or more of the “executive officers” of the Company that held such positions prior to the transaction or series of transactions, or any entity, person or group under their control.

Definitions under the terms of the Executive Employment Agreements

Termination for cause could occur due to any of the following events:

•	executive’s conviction of any felony or other serious crimes

•

executive’s material breach of any of the terms of the employment agreement or any other written agreement or material company policy to which the executive and the Company are parties or are bound (or, in the case of Mr. Freeman, personal misconduct that is materially detrimental to the best interest of the Company), if such breach (or, in the case of Mr. Freeman, personal misconduct) shall be willful and shall continue beyond a period of twenty (20) days immediately after written notice thereof by the Company to the executive

•	wrongful misappropriation by the executive of any money, assets, or other property of the Company or a client of the Company

•

willful actions or failures to act by the executive which subject the executive or the Company to censure by the Securities and Exchange Commission as described in and pursuant to Section 203(e) or 203(f) of the Investment Advisers Act of 1940 or Section 9(b) of the Investment Company Act of 1940 or to censure by a state securities administrator pursuant to applicable state securities laws or regulations

•	executive’s commission of fraud or gross moral turpitude

•	executive’s continued willful failure to substantially perform executive’s duties under the applicable agreement after receipt of written notice thereof and an opportunity to so perform.

Termination for good reason could occur due to the occurrence of any of the following events without the written consent of the executive:

•	any material breach by the Company of the employment agreement (including any reduction in the executive’s base salary)

•

any material adverse change in the status, position or responsibilities of the executive, including in the cases of Mr. Casey and Ms. Byrne a change in the executive’s reporting relationship so that he or she no longer reports to the Board of Directors, the removal from or failure to re-elect the executive as a member of the Board or if the Company becomes a wholly-owned subsidiary of another company, and the executive serves only as an officer of the subsidiary company

•	assignment of duties to the executive that are materially inconsistent with the executive’s position and responsibilities described in his or her employment agreement

•

the failure of the Company to assign the employment agreement to a successor to the Company or failure of a successor to the Company to explicitly assume and agree to be bound by the employment agreement

•	requiring the executive to be principally based at any office or location more than twenty-five (25) miles from the current offices of the Company in Dallas, Texas.

The executive may terminate his or her employment without good reason at anytime by giving at least thirty (30) days’ notice.

The Company may terminate the executive’s employment without cause at anytime.

Change in Control shall mean:

•

a merger or consolidation of the Company with or into another corporation (other than a merger undertaken solely in order to reincorporate in another state) immediately following which the beneficial holders of the voting stock of the Company immediately prior to such transaction or series of transactions do not continue to hold 50% or more of the voting stock (based upon voting power) of the Company or (A) any entity that owns, directly or indirectly, the stock of the Company, (B) any entity with which the Company has merged, or (C) any entity that owns an entity with which the Company has merged

•	a dissolution of the Company

•	a transfer of all or substantially all of the assets of the Company in one or more related transactions to one or more other persons or entities

•

a transaction or series of transactions that results in any entity, “Person” or “Group”, becoming the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities

•

during any period of two (2) consecutive years commencing on or after January 1, 2006 (in the case of Ms. Byrne), January 1, 2010 (in the case of Mr. Casey) or January 1, 2012 (in the case of Mr. Freeman), individuals who at the beginning of the period constituted the Company’s Board of Directors cease for any reason to constitute at least a majority, unless the election of each director who was not a director at the beginning of the period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period; provided, however, that a “Change in Control” shall not be deemed to have occurred if the ownership of 50% or more of the combined voting power of the surviving corporation, asset transferee or Company (as the case may be), after giving effect to the transaction or series of transactions, is directly or indirectly held by (A) a trustee or other fiduciary under an employee benefit plan maintained by the Company, or (B) one or more of the “executive officers” of the Company that held such positions prior to the transaction or series of transactions, or any entity, Person or Group under their control.

Disability shall mean any medically determinable physical or mental impairment that has lasted for a period of not less than six (6) months in any twelve (12) month period and that renders the executive unable to perform the duties or essential functions required under the employment agreement.

PROPOSAL 2:

Ratification of Appointment of Grant Thornton LLP as Independent Auditors

Our Audit Committee has appointed Grant Thornton LLP as our independent auditors for 2012. Representatives of Grant Thornton LLP are expected to attend the annual meeting to answer appropriate questions and may make a statement if they so desire.

Fees Billed by Grant Thornton LLP

Audit Fees. The aggregate fees billed for professional services rendered by Grant Thornton LLP for the audit of our annual financial statements, the review of the financial statements included in our Quarterly Reports on Form 10-Q and testing as required by Sarbanes-Oxley Section 404, or for services that are normally provided in connection with statutory or regulatory filings or engagements, for the years ended December 31, 2011 and 2010 were $196,350 and $219,200, respectively.

Audit-Related Fees. There were no fees billed by Grant Thornton for audit-related fees for the years ended December 31, 2011 and 2010.

Tax Fees. There were no fees billed by Grant Thornton for tax fees for the years ended December 31, 2011 and 2010.

All Other Fees. Fees billed by Grant Thornton for due diligence services rendered in connection with an acquisition we made in 2010 totaled $9,600. There were no fees billed by Grant Thornton for services other than audit fees for the year ended December 31, 2011.

Pre-approval policies and procedures for audit and non-audit services. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by our independent auditors. Each year the Audit Committee considers for approval the independent auditor’s engagement to render audit services, as well as a list prepared by management of anticipated non-audit services and related budget estimates. During the course of the year, management and the independent auditor are responsible for tracking all services and fees to insure that they are within the scope pre-approved by the Audit Committee. To insure prompt handling of unexpected matters, the Audit Committee has delegated to its chairman the authority to amend or modify the list of approved audit and non-audit services and fees, provided the chairman reports any action taken to the Audit Committee at its next meeting.

The Audit Committee pre-approved all services provided by Grant Thornton LLP for the years ended December 31, 2011 and 2010.

Vote Sought and Recommendation

Although stockholder action on this matter is not required, the appointment of Grant Thornton LLP is being recommended to the stockholders for ratification. The affirmative “FOR” vote of a majority of the votes cast at the annual meeting is needed to ratify the appointment of Grant Thornton LLP as independent auditors for 2012. Abstentions will not affect the outcome of a vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF

GRANT THORNTON LLP AS OUR INDEPENDENT AUDITORS FOR 2012.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our Compensation Committee is a current or former officer or employee of Westwood or its subsidiaries or has had a relationship requiring disclosure by Westwood under applicable federal securities regulations. No executive officer of Westwood served as a director or member of the Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. For 2011 the members of our Compensation Committee were Mr. Frank (Chairman), Mr. Norman and Mr. Wooldridge.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Teton Advisors, Inc. and Affiliates

We provide investment advisory services to the GAMCO Westwood Funds family of mutual funds pursuant to a subadvisory agreement with Teton Advisors, Inc. Based on SEC filings, we believe that GAMCO Investors, Inc., an affiliate of Teton Advisors, Inc., owned 11.2% of our common stock as of March 2, 2012. During 2011, Teton Advisors, Inc. paid subadvisory fees to our subsidiary Westwood Management Corp. in the amount of $502,000. Westwood Management also owns shares of Class A Common Stock in Teton Advisors, Inc., representing a 15.3% economic interest.

Review and Approval of Related Party Transactions

All future material transactions involving affiliated parties will be subject to approval by a majority of our disinterested directors. We have a written policy addressing the review and approval of related party transactions that is entitled our Conflict of Interest Policy. The Conflict of Interest Policy provides that, except with the Board of Directors’ prior knowledge and consent, no director, officer or employee of Westwood or its subsidiaries may be involved in a transaction or relationship that gives rise to a “conflict of interest” with Westwood. The policy defines “conflict of interest” as an occurrence where a director, officer or employee’s private interests interfere, or appear to interfere, in any way with our interests as a whole, and specifically includes all related party transactions and relationships we are required to disclose in our proxy statement.

In the event the Board of Directors’ consent to a conflict of interest is sought, the request must be addressed to our compliance officer (or, where the matter involves the compliance officer, to the Audit Committee) and referred to the Audit Committee for its consideration. If the matter involves any member of the Audit Committee, the matter is required to be addressed by the disinterested members of the Board of Directors. A majority of the members of the Audit Committee (or a majority of the disinterested members of the Board of Directors, where applicable) must approve any request. The terms of any such transaction must be as favorable to us as the terms would be if the transaction were entered into with an unrelated third party.

John Porter Montgomery, who is related to Ms. Byrne, Westwood’s current Chairman and Co-Chief Investment Officer in 2011, was employed by the Company during 2011 and received total compensation that exceeded $120,000. Mr. Montgomery is compensated in a manner consistent with our policies that apply to all employees.

Management Accounts

Certain of our directors, executive officers and their affiliates invest their personal funds directly in accounts held and managed by us. All such funds are managed along with, and on the same terms as, funds deposited by our other clients. These individuals are charged management fees for our services at a preferred fee rate, which rate is consistent with fees charged to our other select clients who are not members of our Board of Directors or executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 2, 2012, there were 8,023,728 shares of common stock issued and entitled to vote at the annual meeting. Except where otherwise indicated, the following table sets forth certain information, as of March 2, 2012, regarding beneficial ownership of the common stock and the percentage of total voting power held by:

•	each stockholder who is known by us to own more than five percent (5%) of outstanding common stock

•	each director and director nominee

•	each named executive officer

•	all directors and executive officers as a group.

Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

Beneficial Owners (1)	Number of Shares Beneficially Owned(2)	Percent of Class
5% Beneficial Owners
GAMCO Investors, Inc. (3)(4)	895,800	11.2%
Royce & Associates, LLC (3)(5)	621,362	7.7%
Third Avenue Management LLC (3)(6)	533,394	6.6%
Directors and Named Executive Officers
Brian O. Casey (2)	394,462	4.9%
Susan M. Byrne	655,246	8.2%
William R. Hardcastle, Jr.	59,900	*
Mark R. Freeman	148,411	1.8%
Tom C. Davis	3,000	*
Richard M. Frank	29,020	*
Robert D. McTeer	8,500	*
Geoffrey R. Norman	3,250	*
Martin J. Weiland	1,500	—
Raymond E. Wooldridge (2)	71,415	*
All directors and named executive officers as a group (10 Persons)	1,374,704	17.1%

*	Less than 1%

(1)	The address of each director and named executive officer is 200 Crescent Court, Suite 1200, Dallas, Texas, 75201.

(2)	Includes shares subject to options that may be acquired within 60 days after March 2, 2012. Such shares are deemed to be outstanding and to be beneficially owned by the person or group holding the options for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Individuals listed above with rights to acquire shares within 60 days of March 2, 2012 include: Mr. Casey with rights to 12,000 shares and Mr. Wooldridge with rights to 2,500 shares.

(3)	The beneficial ownership information reported for this stockholder is based upon the most recent Form 4, Schedule 13G or Schedule 13D filed with the SEC by such stockholder.

(4)	Pursuant to the Form 4 filed by GAMCO Investors, Inc., or GAMCO, on February 28, 2012, GAMCO stated that these shares are beneficially owned by Mario J. Gabelli, c/o GAMCO, One Corporate Center, Rye, NY 10580, and GGCP, Inc.

(5)	The address of Royce & Associates, LLC is 745 Fifth Avenue, New York, NY 10151. On January 24, 2012, Royce & Associates reported its beneficial ownership, indicating that it held sole dispositive power and sole voting power over 621,362 shares.

(6)

The address of Third Avenue Management LLC, or TAM, is 622 Third Avenue, 32nd Floor, New York, New York 10017-6715. On February 14, 2012, TAM reported its beneficial ownership, indicating that it held sole dispositive power and sole voting power over 533,394 shares.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its oversight responsibilities by, among other things, reviewing the financial reports and other financial information provided by us to any governmental body or the public.

In discharging its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements of Westwood as of and for the fiscal year ended December 31, 2011 with management and the independent auditors. Management is responsible for Westwood’s financial reporting process, including its system of internal control over financial reporting (as defined in Rule 13a-15(f) promulgated under the 1934 Act), and for the preparation of Westwood’s consolidated financial statements in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing those financial statements, and expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes. The members of the Audit Committee are “independent” as defined by SEC and NYSE rules, and, although the Board of Directors has determined that Mr. Davis is an “audit committee financial expert” as defined by SEC rules, neither Mr. Davis, nor any other member of the Audit Committee, represents themselves to be, or to serve as, accountants or auditors by profession or experts in the field of accounting or auditing.

The Audit Committee received from Grant Thornton LLP, Westwood’s independent auditors, a formal written statement describing all relationships between the firm and Westwood that might bear on the auditors’ independence consistent with Independent Standards Board Standard No. 1, discussed with Grant Thornton any relationships that might impact their objectivity and independence, and, based on such information, satisfied itself as to Grant Thornton’s independence. The Audit Committee also discussed with management, Westwood’s internal auditors and the independent auditors the quality and adequacy of Westwood’s internal controls and the audit scope and plans for audits performed by the internal auditors and the independent auditors.

The Audit Committee also discussed with Grant Thornton all communications required by generally accepted auditing standards used in the United States, including those described in Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and, with and without management present, discussed and reviewed the results of Grant Thornton’s examination of the consolidated financial statements of Westwood.

For the fiscal year 2011, management completed the documentation, testing and evaluation of Westwood’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002, and related regulations. The Audit Committee monitored the progress of the evaluation and provided oversight and guidance to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and the independent auditors. At the conclusion of the process, management provided the Audit Committee with a report on management’s assessment of the effectiveness of Westwood’s internal control over financial reporting as of December 31, 2011.

Based upon the above-mentioned review and discussions with management and Grant Thornton, the Audit Committee recommended to the Board of Directors that Westwood’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Raymond E. Wooldridge, Chairman Tom C. Davis Richard M. Frank Robert D. McTeer Geoffrey R. Norman Martin J. Weiland

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock to file with the SEC initial statements of beneficial ownership of securities and subsequent changes in beneficial ownership. Our officers, directors and greater-than-ten-percent stockholders are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms they file.

To Westwood’s knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that our officers, directors and greater-than-ten-percent beneficial owners complied in a timely fashion with all Section 16(a) filing requirements applicable to them.

STOCKHOLDER PROPOSALS

For a request to be timely, we must receive any stockholder proposal intended for inclusion in the proxy materials for our annual meeting to be held in 2013 no later than November 20, 2012 to have such proposal included in our proxy statement for the 2013 Annual Meeting. You must submit your proposal in writing to our Corporate Secretary as follows:

Brian O. Casey

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(214) 756-6900

ANNUAL REPORT

Our Annual Report to Stockholders, which includes our consolidated financial statements as of and for the year ended December 31, 2011, is being mailed to you along with this proxy statement. Upon written request, we will provide, without charge to any stockholder, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules to such report. Such request should be directed to:

Brian O. Casey

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(214) 756-6900

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement and notice of annual meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

If the shares are registered in the name of the stockholder, stockholders should contact us at our offices at 200 Crescent Court, Suite 1200, Dallas Texas 75201, Attention: Corporate Secretary, to inform Westwood of their request. If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named as proxy holder in the accompanying proxy to vote on such matters in their discretion.

By Order of the Board of Directors,

Brian O. Casey
Chief Executive Officer, President
and Secretary

March 14, 2012

WESTWOOD HOLDINGS GROUP, INC.

PROXY

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING TO BE HELD ON APRIL 19, 2012.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 19, 2012

The proxy materials for the Company’s Annual Meeting of Stockholders, including the 2011 Annual Report, the Proxy Statement and any other additional soliciting materials, are available via the Internet by accessing the Company’s website at http://ir.westwoodgroup.com/annuals.cfm. Other information on the Company’s website does not constitute part of the Company’s proxy materials.

The undersigned hereby appoints Brian O. Casey and William R. Hardcastle, Jr., jointly and severally, as the undersigned’s proxy or proxies, each with full power of substitution and to act without the other, to vote in the manner directed herein all shares of common stock of Westwood Holdings Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at The Crescent Club, 200 Crescent Court, Suite 1700, Dallas, Texas 75201, on Thursday, April 19, 2012, at 10:00 a.m., Central time, and any postponements or adjournments thereof, as fully as the undersigned could if personally present, revoking any proxy or proxies heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BELOW, BUT IF NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

(Continued, and to be marked, dated and signed, on the other side.)

▲  FOLD AND DETACH HERE  ▲

The Board of Directors recommends a vote “FOR” all director nominees in Proposal 1 and “FOR” Proposal 2.			Please mark your
			votes as indicated	X
in this example.

1.	Election of eight directors to hold office until the next annual meeting of Westwood’s stockholders and until their respective successors shall have been duly elected and qualified.

☐  FOR ALL NOMINEES (except for the names struck out below)

(Susan M. Byrne, Brian O. Casey, Tom C. Davis, Richard M. Frank, Robert D. McTeer, Geoffrey R. Norman, Martin J. Weiland and Raymond E. Wooldridge)

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name above.

2.	Ratification of the appointment of Grant Thornton LLP as Westwood’s independent auditors for the year ending December 31, 2012.
	☐ FOR	☐ AGAINST		☐ ABSTAIN

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

Date

Signature

Signature, If Jointly Held

If acting as Attorney, Executor, Trustee or in other representative capacity, please sign your name, title and state your capacity. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE